Exhibit 10.1

LEASE

by and between

BMR-HAMPSHIRE LLC,

a Delaware limited liability company

and

EPIZYME, INC.,

a Delaware corporation

Table of Contents

1.	Lease of Premises	1

2.	Basic Lease Provisions	2

3.	Term	4

4.	Possession and Commencement Date	4

5.	Condition of Premises	6

6.	Rentable Area	6

7.	Rent	7

8.	Rent Adjustments	8

9.	Operating Expenses	8

10.	Taxes on Tenant’s Property	13

11.	Security Deposit	14

12.	Use	16

13.	Rules and Regulations, CC&Rs, Parking Facilities and Common Area	19

14.	Project Control by Landlord.	20

15.	Quiet Enjoyment	21

16.	Utilities and Services	21

17.	Alterations	25

18.	Repairs and Maintenance	28

19.	Liens	29

20.	Estoppel Certificate	30

21.	Hazardous Materials	30

22.	Odors and Exhaust	32

23.	Insurance; Waiver of Subrogation	33

24.	Damage or Destruction	36

25.	Eminent Domain	39

26.	Surrender	40

27.	Holding Over	40

28.	Indemnification and Exculpation	41

29.	Assignment or Subletting.	42

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30.	Subordination and Attornment	46

31.	Defaults and Remedies	47

32.	Bankruptcy	52

33.	Brokers	52

34.	Definition of Landlord	53

35.	Limitation of Landlord’s Liability	53

36.	Joint and Several Obligations	54

37.	Representations	54

38.	Confidentiality	55

39.	Notices	55

40.	Miscellaneous	56

41.	Rooftop Installation Area	58

42.	Option to Extend Term	59

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LEASE

THIS LEASE (this “Lease”) is entered into as of this 1st day of October, 2019 (the “Execution Date”), by and between BMR-HAMPSHIRE LLC, a Delaware limited liability company (“Landlord”), and EPIZYME, INC., a Delaware corporation (“Tenant”).

RECITALS

A.WHEREAS, Landlord owns certain real property and improvements located at 50 and 60 Hampshire Street (also known as 205 Broadway), Cambridge, Middlesex County, Massachusetts (the “Property”), including the buildings located thereon; and

B.WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises located on the sixth (6th) floor (the “Premises”) of the building known as 50 Hampshire Street (the “Building”), pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Lease of Premises.

1.1.Effective on the Term Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A attached hereto, for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses. The portion of the Property commonly known as 50 Hampshire Street and all landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, including the Building, are hereinafter collectively referred to as the “Project.” The portion of the Property commonly known as 60 Hampshire Street and all landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, including the building located thereon (the “60 Building”), are hereinafter collectively referred to as the “60 Project” and, together with the Project, the “Hampshire Project.” All portions of the Building that are for the non-exclusive use of the tenants of the Building only, and not the tenants of the Hampshire Project generally, such as service corridors, stairways, elevators, public restrooms and public lobbies (all to the extent located in the Building), are hereinafter referred to as “Building Common Area.” All portions of the 60 Building that are for the non-exclusive use of the tenants of the 60 Building only, and not the tenants of the Hampshire Project generally, such as service corridors, stairways, elevators, public restrooms and public lobbies (all to the extent located in the 60 Building), are hereinafter referred to as “60 Building Common Area.” All portions of the Hampshire Project that are for the non-exclusive use of tenants of the Hampshire Project generally, including driveways, sidewalks, parking areas, landscaped areas, and (to the extent not located in a building) service corridors, stairways, elevators, public restrooms and public lobbies (but excluding the Building Common Area and the 60 Building Common Area), are hereinafter referred to as “Hampshire Project Common Area.” The Building Common Area and the Hampshire Project Common Area are collectively referred to herein as “Common Area.”

2.Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1.This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2.In the definitions below, each current Rentable Area (as defined below) is expressed in square feet. Rentable Area and “Tenant’s Pro Rata Share” are both subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Execution Date)
Rentable Area of Premises	33,525 square feet
Rentable Area of Building	202,023 square feet
Tenant’s Pro Rata Share of Building	16.59%

2.3.Monthly and annual installments of Base Rent for the Premises (“Base Rent”) as of the Rent Commencement Date (as defined below), subject to adjustment under this Lease:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Rent Commencement Date- the day immediately prior to the first anniversary of the Rent Commencement Date	33,525	$75.00 annually	$209,531.25	$2,514,375

2.4.Estimated Term Commencement Date: December 1, 2019

2.5.Estimated Term Expiration Date: March 31, 2027

2.6.Security Deposit: $1,047,656, subject to adjustment in accordance with the terms hereof.

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2.7.Permitted Use: Office use (and uses customarily accessory thereto) in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, the Project, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations (“Applicable Laws”)

2.8.Address for Rent Payment:

BMR-Hampshire LLC
Attention Entity 325
P.O. Box 511415
Los Angeles, California 90051-7970

2.9.Address for Notices to Landlord:

BMR-Hampshire LLC
17190 Bernardo Center Drive
San Diego, California 92128
Attn: Legal Department

2.10.Address for Notices to Tenant:

Epizyme, Inc.
400 Technology Square, 4th Floor
Cambridge, Massachusetts 02139
Attn: General Counsel

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attn: Stuart Falber, Esq.

2.11.Address for Invoices to Tenant:

Epizyme, Inc.
400 Technology Square, 4th Floor
Cambridge, Massachusetts 02139
Attn: Accounts Payable
Email: accountspayable@epizyme.com

2.12.The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit B	Work Letter

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Exhibit B-1	Tenant Work Insurance Schedule
Exhibit C	Acknowledgement of Term Commencement Date and Term Expiration Date
Exhibit D	Form of Letter of Credit
Exhibit E	Rules and Regulations
Exhibit F	PTDM
Exhibit G	Personal Property
Exhibit H	Form of Tenant’s Estoppel Certificate
Exhibit I	Form of Landlord’s Estoppel Certificate

3.Term. The actual term of this Lease (as the same may be extended pursuant to Article 42 hereof, and as the same may be earlier terminated in accordance with this Lease, the “Term”) shall commence on the actual Term Commencement Date (as defined in Article 4) and end on the date that is seven (7) years after the Rent Commencement Date (defined below) (the “Term Expiration Date”), subject to extension or earlier termination of this Lease as provided herein.

4.Possession and Commencement Date.

4.1.The “Term Commencement Date” shall be the date on which Landlord tenders possession of the Premises to Tenant so that Tenant may commence the work (the Tenant Improvements) described in the Work Letter attached hereto as Exhibit B (the “Work Letter”). Landlord shall provide Tenant with at least ten (10) business days prior written notice of the date on which Landlord intends to tender possession of the Premises to Tenant. Landlord shall use commercially reasonable efforts to tender possession of the Premises to Tenant on or before the Estimated Term Commencement Date; provided, however, Tenant agrees that if Landlord has not tendered possession of the Premises to Tenant on or before the Estimated Term Commencement Date for any reason, then this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damages resulting therefrom. Notwithstanding the foregoing and in each case subject to a day-for-day extension for Force Majeure, (i) if Landlord has not tendered possession of the Premises to Tenant on or before January 15, 2020, the Base Rent shall abate by one (1) day for each day after the Estimated Term Commencement Date that Landlord has not delivered the Premises to Tenant through March 31, 2020, and (ii) if Landlord has not tendered possession of the Premises by April 1, 2020, the Base Rent shall abate by two (2) days for each after March 31, 2020 that Landlord has not delivered the Premises to Tenant, and (iii) if Landlord has not tendered possession of the Premises to Tenant by September 1, 2020, Tenant shall have the right, exercisable by written notice to Landlord on or before September 30, 2020, to terminate the Lease. The parties shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date and the Term Expiration Date within ten (10) business days after Tenant takes occupancy of the Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain any governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date.

4.2.Tenant shall cause the Tenant Improvements to be constructed in the Premises pursuant to the Work Letter at a cost to Landlord not to exceed (a) One Million Five Hundred Eight Thousand Six Hundred Twenty-Five and 00/100 Dollars ($1,508,625.00) (based upon Forty-

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Five Dollars ($45.00) per square foot of Rentable Area (as defined below)) (the “TI Allowance”). The TI Allowance may be applied to the costs of (m) construction, (n) project review by Landlord (which fee shall equal one and one half percent (1.5%) of the cost of the Tenant Improvements, including the TI Allowance, (o) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Tenant, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Landlord, (p) space planning, architect, engineering, project management and other related services performed by third parties unaffiliated with Tenant and to the installation of data/telecommunications wiring and cabling; provided, however, that no more than fifteen percent (15%) of the TI Allowance may be expended on the costs under this clause (p), (q) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant Improvements, and (r) costs and expenses for labor, material, equipment and fixtures. In no event shall the TI Allowance be used for (v) the cost of work that is not authorized by the Approved Plans (as defined in the Work Letter) or otherwise approved in writing by Landlord, (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs arising from any default by Tenant of its obligations under this Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). In addition to the TI Allowance, Landlord shall provide Tenant with a “test fit” allowance of up to fifteen cents ($0.15) per square foot of Rentable Area of the Premises (i.e., a maximum of $5,028.75), which test fit allowance shall be used solely to reimburse Tenant for any expenses incurred in connection with the preparation of “test fit” plans and drawings in connection with the preparation of the Approved Plans.

4.3.Tenant shall have until the later of (i) April 1, 2020 and (ii) four (4) months after the Term Commencement Date (the “TI Deadline”) to submit Fund Requests (as defined in the Work Letter) to Landlord for disbursement of the unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire; provided, however, if completion of the Tenant Improvements are delayed beyond the date of completion stated in the Schedule (as defined in the Work Letter) and such delay is caused solely and directly by (i) Force Majeure (as defined below) or (ii) by Landlord’s actions, then the TI Deadline shall be extended by one (1) day for each day the completion of the Tenant Improvements is delayed due to Landlord’s actions; provided, however, in no event shall the TI Deadline be extended for more than forty-five (45) days.

4.4.To the extent that the total projected cost of the Tenant Improvements (as projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay the costs of the Tenant Improvements on a pari passu basis with Landlord as such costs are paid, in the proportion of Excess TI Costs payable by Tenant to the TI Allowance payable by Landlord. If the cost of the Tenant Improvements (as projected by Landlord) increases over Landlord’s initial projection, then Landlord may notify Tenant and Tenant shall pay any additional Excess TI Costs with Landlord in the same way that Tenant deposited the initial Excess TI Costs. Tenant shall be entitled as a credit against Base Rent to any unused portion of the TI Allowance remaining after the expiration of the TI Deadline. Tenant shall deliver to Landlord (a) a certificate of occupancy (or its substantial equivalent) for the Premises suitable for the Permitted Use and (b) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704 (or equivalent), executed by the project architect and the general contractor.

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4.5.Prior to entering upon the Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Rent.

4.6.Landlord and Tenant shall mutually agree, in the exercise of their reasonable discretion, upon the selection of the architect, engineer, general contractor and major subcontractors. Landlord may refuse to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony, Landlord hereby agreeing, however, that Tenant shall have the right to use union labor.

5.Condition of Premises. Except as set forth in this Article 5, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business. Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Term Commencement Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except with respect to payment of the TI Allowance. Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair. Notwithstanding the foregoing, Landlord warrants that the roof of the Building is watertight, and Landlord shall deliver the base building systems serving the Premises that are the responsibility of Landlord under Article 18 of the Lease (including the heating, ventilating and air conditioning systems, electrical, life safety and plumbing systems) in good working order, suitable for office use and in compliance with all Applicable Laws (collectively, “Landlord’s Delivery Condition”). In the event that Landlord fails to satisfy Landlord’s Delivery Condition, Tenant’s sole and exclusive remedy for such failure shall be to deliver written notice to Landlord (a “Repair Notice”) on or before the date that is thirty (30) days after the Term Commencement Date (the “Repair Notice Date”), detailing the nature of such failure. In the event that Landlord receives a Repair Notice on or before the Repair Notice Date, Landlord shall promptly make any repairs reasonably necessary to correct the failure described in the Repair Notice (but only to the extent that Landlord reasonably determines that the failure described in the Repair Notice constitutes and actual failure of Landlord’s Delivery Condition), at Landlord’s cost, provided that Landlord may include the costs thereof in Operating Expenses to the extent that Landlord is permitted to do so under Article 9 of the Lease. Any such failure of Landlord’s Delivery Condition shall not entitle Tenant to any monetary damages or delay the Term Commencement Date.

6.Rentable Area.

6.1.The term “Rentable Area” shall reflect such areas as reasonably calculated by Landlord’s architect, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Premises, the Building or the Project, as applicable. Notwithstanding the foregoing to the contrary, in no event shall the Rentable Area of the Premises, the Building or the Project be deemed to have increased unless due to a change in the outer dimensions of the exterior walls of the same, or with respect to the Building or the Project, a change in the actual size of the common areas.

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6.2.The Rentable Area of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building. The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Building walls. The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.

6.3.The term “Rentable Area,” when applied to the Premises, is that area equal to the usable area of the Premises, plus an equitable allocation of Rentable Area within the Building that is not then utilized or expected to be utilized as usable area, including that portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby, atrium and mailroom.

6.4.The Rentable Area of each Project is the total Rentable Area of all buildings within such Project.

6.5.Subject to Section 6.1, review of allocations of Rentable Areas as between tenants of the Building and the Project shall be made as frequently as Landlord deems appropriate, including in order to facilitate an equitable apportionment of Operating Expenses (as defined below). If such review is by a licensed architect and allocations are certified by such licensed architect as being correct, then Tenant shall be bound by such certifications. Notwithstanding the foregoing to the contrary, in no event shall the Rentable Area of the Premises, the Building or the Project be deemed to have increased unless due to a change in the outer dimensions of the exterior walls of the same.

7.Rent.

7.1.Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the date that is four (4) months after the Term Commencement Date (the “Rent Commencement Date”), the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof. Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof, each in advance on the first day of each and every calendar month during the Term.

7.2.In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s Adjusted Share (as defined below) of Operating Expenses (as defined below), (b) the Property Management Fee (as defined below), and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

7.3.Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset, except as expressly set forth herein, in lawful money of the United States of America to the address set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing. In the event

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the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in the month and shall be paid at the then-current rate for such fractional month.

7.4.Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by (a) any Applicable Laws now or hereafter applicable to the Premises, (b) any other restriction on Tenant’s use, (c) except as expressly provided herein, any casualty or taking or (d) any other occurrence; and, except as expressly set forth in this Lease, Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Tenant’s obligation to pay Rent with respect to any period or obligations arising, existing or pertaining to the period prior to the date of the expiration or earlier termination of the Term or this Lease shall survive any such expiration or earlier termination; provided, however, that nothing in this sentence shall in any way affect Tenant’s obligations with respect to any other period.

8.Rent Adjustments.

8.1.Base Rent shall be subject to an annual upward adjustment of two and one half percent (2.5%) of the then-current Base Rent. The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Rent Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect.

9.Operating Expenses.

9.1.As used herein, the term “Operating Expenses” shall include:

(a)Government impositions, including property tax costs consisting of real and personal property taxes (including amounts due under any improvement bond upon the Building or the Project (including the parcel or parcels of real property upon which the Building and areas serving the Building and the Project are located)) or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”); taxes on or measured by gross rentals received from the rental of space in the Project; taxes based on the square footage of the Premises, the Building or the Project, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or arising from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Project or the parking facilities serving the Project; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof (Operating Expenses shall not include any net income, franchise, estate or inheritance taxes, taxes that are the personal obligation of Tenant or of another tenant of the Project or increased insurance or real estate taxes assessed specifically to any tenant of the Building or Property for which Landlord is entitled to reimbursement from any other tenant. All references to “real estate taxes” above are based upon

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the present system of real estate taxation in the Commonwealth of Massachusetts; if taxes upon rentals or any other basis shall be substituted, in whole or in part, for the present ad valorem real estate taxes, the term “real estate taxes” shall be deemed changed to the extent to which there is such a substitution for the present ad valorem real estate taxes); and

(b)All costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project, and costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder; costs of utilities furnished to the Common Area; sewer fees; cable television; trash collection; cleaning, including windows; heating, ventilation and air-conditioning (“HVAC”); maintenance of landscaping and grounds; snow removal; maintenance of drives and parking areas; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building or Project systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; accounting, legal and other professional fees and expenses incurred in connection with the Project; costs of furniture, draperies, carpeting, landscaping supplies, snow removal and other customary and ordinary items of personal property provided by Landlord for use in Common Area; capital expenditures incurred (i) for replacing obsolete equipment, (ii) for the primary purpose of reducing Operating Expenses or (iii) required by any Governmental Authority to comply with changes in Applicable Laws that take effect after the Execution Date or to ensure continued compliance with Applicable Laws in effect as of the Execution Date, in each case amortized over the useful life thereof, as reasonably determined by Landlord in accordance with generally accepted accounting principles; costs of complying with Applicable Laws (except to the extent such costs are incurred to remedy non-compliance as of the Execution Date with Applicable Laws); costs to keep the Project in compliance with, or fees otherwise required under any CC&Rs (as defined below); insurance premiums, including premiums for commercial general liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including janitors, floor waxers, window washers, watchmen, gardeners, sweepers, plow truck drivers, handymen, and engineering/maintenance/facilities personnel.

(c)Notwithstanding the foregoing, Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes, or taxes that are the personal obligation of Tenant or of another tenant of the Project; any leasing commissions; expenses that relate to preparation of rental space for a tenant or relocating any tenant; expenses of initial development and construction, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); legal expenses relating to tenants; costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; interest upon loans to Landlord or secured by a loan agreement, mortgage, deed of trust, security instrument or other loan document covering the Project or a portion thereof (collectively,

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“Loan Documents”) (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 9.1(a)); salaries of executive officers of Landlord; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements in regard thereto that are provided for in Subsection 9.1(b)); taxes that are excluded from Operating Expenses by the last sentence of Subsection 9.1(a); costs or expenses incurred in connection with the financing or sale of the Project or any portion thereof; costs expressly excluded from Operating Expenses elsewhere in this Lease or that are charged to or paid by Tenant under other provisions of this Lease; professional fees and disbursements and other costs and expenses related to the ownership (as opposed to the use, occupancy, operation, maintenance or repair) of the Project; any amounts for which Landlord is compensated or reimbursed by other tenants or occupants of the Project (other than as payment of operating expenses) or from any other source; any increases to insurance premiums charged specifically to any tenant of the Project for which Landlord is reimbursed from such tenant; expenses in connection with services or other benefits of a type that Tenant is not entitled to receive under this Lease but that are provided without reimbursement or by direct payment to another tenant or occupant of the Project; charitable and political contributions made by Landlord, and dues paid to any professional lobbying organization; any expense for which Landlord is compensated by proceeds through insurance or that Landlord would have been compensated had Landlord maintained insurance as required by this Lease; amounts paid to Landlord or to subsidiaries or affiliates of Landlord for services on or to the Building to the extent that such amounts materially exceed competitive costs of such services; asset management fees (but shall include the Property Management Fee); any leasing commissions and other expenses incurred in leasing or procuring new tenants or retaining existing tenants, such as fees of counsel, costs of maintaining a leasing office and advertising and promotional expenses with respect thereto, lease concessions, lease takeover and termination costs; costs excluded from Operating Expenses pursuant to Section 18.6; expenses that relate to decorating, painting or redecorating any tenant’s space in the Project; and any item that, if included in Operating Expenses, would involve a double collection for such item by Landlord. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses, Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses (such excess, together with Tenant’s Pro Rata Share, “Tenant’s Adjusted Share”).

9.2Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below), and (b) Landlord’s estimate of Tenant’s Adjusted Share of Operating Expenses with respect to the Building and the Project, as applicable, for such month.

(w)The “Property Management Fee” shall equal three percent (3%) of Base Rent due from Tenant. Tenant shall pay the Property Management Fee in accordance with Section 9.2 with respect to the entire Term, including any extensions of the Term, or any holdover periods, regardless of whether Tenant is obligated to pay Base Rent, Operating Expenses or any other Rent with respect to any such period or portion thereof.

(x)[Intentionally Omitted]

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(y)Within ninety (90) days (or such longer period as may be reasonably required by Landlord but not to exceed one hundred eighty (180) days) after the conclusion of each calendar year (commencing with calendar year 2019), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses, Tenant’s Adjusted Share of Operating Expenses, and the cost of providing utilities to the Premises for the previous calendar year (“Landlord’s Statement”). Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days after Tenant’s receipt of Landlord’s Statement. If the amounts paid by Tenant pursuant to this Section exceed Tenant’s Adjusted Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany Landlord’s Statement with payment for the amount of such difference.

(z)Any amount due under this Section for any period that is less than a full month shall be prorated for such fractional month on the basis of the number of days in the month.

9.2.Landlord or an affiliate(s) of Landlord currently own other property(ies) adjacent to the Project or its neighboring properties, including the 60 Project (collectively, “Neighboring Properties”). In connection with Landlord performing services for the Project pursuant to this Lease, similar services may be performed by the same vendor(s) for Neighboring Properties. In such a case, Landlord shall reasonably allocate to each Building and the Project the costs for such services based upon the ratio that the square footage of the Building or the Project (as applicable) bears to the total square footage of all of the Neighboring Properties or buildings within the Neighboring Properties for which the services are performed, unless the scope of the services performed for any building or property (including the Building and the Project) is disproportionately more or less than for others, in which case Landlord shall equitably allocate the costs based on the scope of the services being performed for each building or property (including the Building and the Project). For clarity, in the case of any Operating Expenses that apply to the Hampshire Project as a whole (as opposed to allocated specifically to each of the Project and the 60 Project or to each of the Building and the 60 Building), Landlord shall reasonably allocate to the Project and the 60 Project the costs of such Operating Expenses based upon the ratio that the square footage of Rentable Area of each of the Building and the 60 Building, respectively, bears to the total square footage of Rentable Area of all of the buildings in the Hampshire Project, or such other equitable allocation as Landlord reasonably determines.

9.3.Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within ninety (90) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor; provided that Tenant shall in all events pay the amount specified in Landlord’s annual statement, pending the results of the Independent Review and determination of the Accountant(s), as applicable and as each such term is defined below. If, during such ninety (90)-day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Adjusted Share of Operating Expenses, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries. In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Adjusted Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a

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contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”), but not books and records of entities other than Landlord. Landlord shall make such books and records available at the location where Landlord maintains them in the ordinary course of its business. Landlord need not provide copies of any books or records. Tenant shall commence the Independent Review within thirty (30) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review. Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than ninety (90) days after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review. Landlord shall review the results of any such Independent Review. The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review. If, as of the date that is sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the Cambridge, Massachusetts area (the “Accountant”). If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review). If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant. Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses. The Accountants may not select or designate any other determination of Operating Expenses. The determination of the Accountant(s) shall bind the parties. If the parties agree or the Accountant(s) determine that the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results. If the parties agree or the Accountant(s) determine that Tenant’s payments of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results. If the Independent Review reveals or the Accountant(s) determine that the Operating Expenses billed to Tenant by Landlord and paid by Tenant to Landlord for the applicable calendar year in question exceeded by more than five percent (5%) what Tenant should have been billed during such calendar year, then Landlord shall pay the reasonable cost of the Independent Review and the reasonable cost of the Accountant(s). In all other cases Tenant shall pay the cost of the Independent Review and the Accountant(s).

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9.4.Tenant shall not be responsible for Operating Expenses or the Property Management Fee with respect to any time period prior to the Term Commencement Date. Tenant’s responsibility for Tenant’s Adjusted Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease, (b) the date Tenant has fully vacated the Premises and (c) if termination of the Lease is due to a default by Tenant, the earlier of the Term Expiration Date or the date of rental commencement of a replacement tenant.

9.5.Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

9.6.Within thirty-five (35) days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease or that Tenant reasonably believes is the responsibility of Landlord pursuant to this Lease or the Work Letter.

9.7.In the event that the Building or Project is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate Operating Expenses that vary depending on the occupancy of the Building or Project, as applicable, to equal Landlord’s reasonable estimate of what such Operating Expenses would have been had the Building or Project, as applicable, been ninety-five percent (95%) occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses.

10.Taxes on Tenant’s Property.

10.1.Tenant shall pay prior to delinquency any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises or on any gross or net receipts of or sales by Tenant.

10.2.If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building, the Property or the Project is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Building, the Property or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

10.3.If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”) in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building, the Property or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of

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Section 10.2. Any such excess assessed valuation due to improvements in or alterations to space in the Project leased by other tenants at the Project shall not be included in Operating Expenses. If the records of the applicable governmental assessor’s office are available and sufficiently detailed to serve as a basis for determining whether such Tenant improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

11.Security Deposit.

11.1.Tenant shall deposit with Landlord on or before the Execution Date the sum set forth in Section 2.6 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term and ending upon the expiration or termination of Tenant’s obligations under this Lease. If Tenant Defaults (as defined below) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

11.2.In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

11.3.Landlord shall deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

11.4.So long as no Default exists, Tenant has not received written notice from Landlord that any failure of Tenant to act or any state of facts exists that (with the passage of time) could ripen into a Default, and Tenant surrenders the Premises to Landlord in the condition required by this Lease, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within sixty (60) days after the later of (i) the expiration or earlier termination of this Lease or (ii) the date on which the preceding conditions have been satisfied.

11.5.If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

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11.6.The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole discretion. Tenant may at any time, except when Tenant is in Default (as defined below), deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows:

(a)If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is six (6) months after the then-current Term Expiration Date, a letter of credit in the form of Exhibit D issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. Landlord may require the L/C Security to be re-issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security. If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Tenant shall, within five (5) days of receipt of actual notice of such insolvency or placement in FDIC receivership, deliver to Landlord (without the requirement of notice from Landlord) cash security or substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks). If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then (i) Landlord shall with reasonable diligence complete any necessary calculations, (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security. Tenant shall reimburse Landlord’s reasonable out-of-pocket legal costs in handling Landlord’s acceptance of any replacement or extension of the L/C Security.

(b)If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.

(c)Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if (i) an uncured Default (as defined below) exists, (ii) as of the date that is thirty (30) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) six (6) months after the then-current Term Expiration Date or (2) the date that is one year after the then-current expiry date of the L/C Security, (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days, (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile). This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

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(d)Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease. Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit. In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.

(e)If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense and subject to the reasonable cooperation of Landlord and such transferee, within ten (10) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

11.7.If Tenant has not been in Default under this Lease of a monetary obligation prior to the second (2nd) anniversary of the Rent Commencement Date (the “SD Reduction Obligation”), then Tenant, no later than forty-five (45) days after the second (2nd) anniversary of the Rent Commencement Date, may notify Landlord in writing that it wishes to decrease the Security Deposit to Six Hundred Twenty-Eight Thousand Five Hundred Ninety-Four Dollars and 00/100 ($628,594) (the “Reduced Security Deposit”). Within ten (10) business days following Landlord’s receipt of such notice, Landlord shall (y) confirm in writing that the SD Reduction Obligation has been satisfied and that the Security Deposit shall be deemed to equal the Reduced Security Deposit, or (z) notify Tenant that the SD Reduction Obligation has not been satisfied. Upon Landlord’s confirmation that the SD Reduction Obligation has been satisfied, (i) if the Security Deposit is in the form of cash, Landlord shall return to Tenant the excess amount within ten (10) business days following its approval of such certification, or (ii) if the Security Deposit is in the form of the L/C Security, the Tenant may provide to Landlord, and Landlord shall accept, a replacement L/C Security in the amount of the Reduced Security Deposit in the form required by Section 11.6 of this Lease, and Landlord shall cooperate to simultaneously return the existing L/C Security.

12.Use.

12.1.Tenant shall use the Premises for the Permitted Use, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

12.2.Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy (or its substantial equivalent) issued for the Building or the Project, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof, and shall indemnify, defend (at the option of and with counsel reasonably acceptable to the indemnified party(ies)), save, reimburse and hold harmless (collectively, “Indemnify,”

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“Indemnity” or “Indemnification,” as the case may require) Landlord and its affiliates, employees, agents and contractors; and any lender, mortgagee, ground lessor or beneficiary (each, a “Lender” and, collectively with Landlord and its affiliates, employees, agents and contractors, the “Landlord Indemnitees”) harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) of any kind or nature that arise before, during or after the Term as a result of Tenant’s breach of this Section.

12.3.Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building or the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.

12.4.Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

12.5.No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent, it being agreed that Tenant shall have the right to install its own internal Premises security system, provided that Landlord shall be given all keys, passcodes and other measures necessary to ensure that Landlord has access to the Premises at all times in accordance with the terms of this Lease, and further provided that the installation of any internal Premises security system shall be deemed an Alteration irrespective if the installation of such security system satisfies the definition of a Cosmetic Alteration, and Tenant shall comply with the terms and provisions of Article 17 with respect thereto. Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

12.6.No awnings or other projections shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, nor shall any bottles, parcels or other articles be placed on the windowsills or items attached to windows that are visible from outside the Premises. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent.

12.7.No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises (visible from outside the Premises) or the Building without Landlord’s prior written consent. Signage shall conform to Landlord’s design criteria. For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition. Tenant shall be responsible for reimbursing Landlord for reasonable costs incurred by Landlord in removing any of Tenant’s Signage upon the expiration or earlier

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termination of the Lease. Interior signs on entry doors to the Premises and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Landlord’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Notwithstanding the foregoing, the size of Tenant’s Signage on such directory tablet shall be no smaller than such directory tablet signage of tenants of the Building that lease approximately the same or less Rentable Area as the Premises Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering. At Landlord’s option, Landlord may install any Tenant Signage, and, except as provided in this Section 12.7, Tenant shall pay all costs associated with such installation within thirty (30) days after demand therefor.

12.8.Tenant may only place equipment within the Premises with floor loading consistent with the Building’s structural design unless Tenant obtains Landlord’s prior written approval. Tenant may place such equipment only in a location designed to carry the weight of such equipment.

12.9.Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Area or other offices in the Project.

12.10.Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or unreasonably annoy them, (b) use or allow the Premises to be used for immoral, unlawful or objectionable purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment.

12.11.Except to the extent compliance is required solely as a result of the Tenant Improvements, any Alterations or as a result of Tenant’s particular use of the Premises (as opposed to office use generally), Landlord shall be responsible for ensuring the Common Areas of the Building comply with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”). Notwithstanding any other provision herein to the contrary, Tenant shall, during the Term, be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises and the Common Areas (but only to the extent compliance of the Common Areas is required as a result of the Tenant Improvements, any Alterations or Tenant’s particular use of the Premises as opposed to office use generally), and Tenant shall Indemnify Landlord and its affiliates, employees, agents and contractors; and any lender, mortgagee or beneficiary (each, a “Lender” and, collectively with Landlord and its affiliates, employees, agents and contractors, the “Landlord Indemnitees”) from and against any demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) arising out of any such failure to comply with Tenant’s obligations under this Section. This Section (as well as any other provisions of this Lease dealing with Indemnification of the Landlord Indemnitees by Tenant) shall be deemed to be modified in each

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case by the insertion in the appropriate place of the following: “except as otherwise provided in Mass. G.L. Ter. Ed., C. 186, Section 15.” For the avoidance of doubt, “Lenders” shall also include historic tax credit investors and new market tax credit investors. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

13.Rules and Regulations, CC&Rs, Parking Facilities and Common Area.

13.1.Tenant shall have the non-exclusive right seven (7) days per week, fifty-two (52) weeks per year, in common with others, to use the Common Area in conjunction with Tenant’s use of the Premises for the Permitted Use, and such use of the Common Area and Tenant’s use of the Premises shall be subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit E, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its sole and absolute discretion (the “Rules and Regulations”). Notwithstanding the foregoing, Tenant shall have access to the Building, Premises, fitness center located at the Project (at no additional cost), and parking facilities twenty-four (24) hours per day, seven (7) days per week, except during reasonable closures for repairs or maintenance, or as a result of casualty or other circumstances beyond Landlord’s control. Tenant shall and shall ensure that its contractors, subcontractors, employees, subtenants and invitees faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations.

13.2.This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property, including the Parking and Transportation Demand Management Plan for the Project that was approved on July 2, 1999 and amended on December 14, 2001, and that is attached hereto as Exhibit F with all applicable transfers thereof (the “PTDM”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “CC&Rs”). Tenant shall comply with the CC&Rs. Tenant acknowledges that Tenant, at its sole cost and expense, shall comply with the tenant requirements in the PTDM, including the requirements set forth in the “Alternative Work Programs,” “Public Transportation Incentives,” “Ridesharing Programs” and “Provisions of Bicycle and Pedestrian Amenities” sections thereof. Tenant, at its sole cost and expense, shall also comply with the reporting requirements set forth in the PTDM at Landlord’s request. Any costs incurred by Landlord in connection with the PTDM shall constitute an Operating Expense.

13.3.Notwithstanding anything in this Lease to the contrary, Tenant may not install any security systems (including cameras) outside the Premises or that record sounds or images outside the Premises without Landlord’s prior written consent, which Landlord may withhold in its sole and absolute discretion.

13.4.Tenant agrees to cooperate, at no cost to Tenant, with Landlord in connection with “Developer’s” performance of the obligations of the “Developer” under the Development Controls and Community Outreach Program for Cambridge Place effective as of July 27, 1998, executed by The Bulfinch Companies, Inc., CCC I Realty Trust, 205 Broadway Realty Trust, Neighbors for a Better Community, Inc., and the McKinnon Company, Inc. (as it may be amended, modified, amended and restated, otherwise supplemented, or superseded from time to time, the “Community Agreement”). Landlord encourages Tenant to participate in programs of civic and charitable giving

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and the provision of in-kind services and facilities that will extend the benefits of the Project to neighborhood residents, including, by way of example, the charitable and civic connections identified in Section 2.5 of the Community Agreement.

13.5.The Charles River Transportation Management Association (of which Landlord or an affiliate of Landlord is currently a member) provides certain programs to help improve transportation in the Cambridge area. Their website is www.charlesrivertma.org.

13.6.Tenant shall have a non-exclusive, irrevocable license to use one (1) parking space parking in the facilities serving the Hampshire Project per one thousand square feet of Rentable Area of the Premises in common on an unreserved basis with other tenants of the Hampshire Project during the Term commencing on the Term Commencement Date. The rate for each such parking space as of the Execution Date is Three Hundred Fifty Dollars ($350.00) per month (subject to Landlord’s market rate adjustments, based on the East Cambridge submarket, from time to time throughout the Term), which Tenant shall pay as Additional Rent commencing on the Term Commencement Date on or before the first (1st) day of each month, and, as of the Rent Commencement Date, simultaneously with the payment of Base Rent. Landlord agrees to maintain an area for bicycle parking, with a locked bicycle storage area, during the Term. In addition, Tenant shall have the right to use the area identified as “Tenant storage area” on Exhibit A for storage during the Term.

13.7.[Intentionally Omitted]

13.8.Subject to the terms of this Lease including the Rules and Regulations and the rights of other tenants of the Building, Tenant shall have, at no additional cost, the non-exclusive right to access the freight elevator and freight loading dock, and the Building riser closet for the purpose of installing network and telephone conduit and cabling for main distribution from service providers. Any such use shall be in harmony with other users.

14.Project Control by Landlord.

14.1.Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease. This reservation includes Landlord’s right to subdivide the Project or the Hampshire Project; convert the Building or the other buildings within the Hampshire Project to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Building and the Project; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project; and alter or relocate any other Common Area or facility, including private drives, lobbies, entrances and landscaping; provided, however, that such rights shall be exercised in a way that does not materially adversely affect Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.

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14.2.Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord.

14.3.Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided for in this Lease.

14.4.Landlord may, at any and all reasonable times during non-business hours (or during business hours, if (a) with respect to Subsections 14.4(u) through 14.4(y), Tenant so requests, and (b) with respect to Subsection 14.4(z), if Landlord so requests), and upon twenty-four (24) hours’ prior notice (which may be oral or by email to the office manager or other Tenant-designated individual at the Premises; but provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (u) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (v) supply any service Landlord is required to provide hereunder, (w) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary, (x) post notices of nonresponsibility, (y) access the telephone equipment, electrical substation and fire risers and (z) show the Premises to prospective tenants during the final year of the Term and current and prospective purchasers and lenders at any time. Except in the event of an emergency, Tenant shall have the right to have a representative accompany Landlord at any time that Landlord enters the Premises if such representative is available and present at the time of Landlord’s entry onto the Premises. In connection with any such alteration, improvement or repair as described in Subsection 14.4(w), Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

15.Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Rent and performing its obligations contained in this Lease, may peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Applicable Laws and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other quiet enjoyment covenant, either express or implied.

16.Utilities and Services.

16.1Landlord shall pay for all water (from a local municipal or similar source) and gas supplied to the Premises, and Landlord shall be entitled to include these sums in Operating Expenses. Tenant shall pay for all electricity supplied to the Premises, including for lights, plugs, and Overtime HVAC (as defined below) during the Term. Tenant shall also pay for all telephone, internet service, cable television, other telecommunications and other utilities supplied to the

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Premises, together with any fees, surcharges and taxes thereon. If any such utility for which Tenant is responsible is not separately metered or submetered to Tenant, Tenant shall pay Tenant’s Adjusted Share of all charges of such utility jointly metered with other premises as Additional Rent or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and include the cost of purchasing, installing and monitoring such metering equipment in Operating Expenses.

16.2Landlord may base its bills for utilities on reasonable estimates; provided that Landlord adjusts such billings promptly thereafter or as part of the next Landlord’s Statement to reflect the actual cost of providing utilities to the Premises. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any utilities then Tenant shall pay Landlord for Tenant’s Adjusted Share of such utilities to reflect such excess usage. In the event that the Building or Project is less than ninety-five percent (95%) occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate utility usage that varies depending on the occupancy of the Building or Project (as applicable) to equal Landlord’s reasonable estimate of what such utility usage would have been had the Building or Project, as applicable, been ninety-five percent (95%) occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of the cost of such utilities. Tenant shall not be liable for the cost of utilities supplied to the Premises attributable to the time period prior to the Term Commencement Date; provided, however, that, if Landlord shall permit Tenant possession of the Premises prior to the Term Commencement Date and Tenant uses the Premises for any purpose other than placement of personal property as set forth in Section 4.5 (including to construct the Tenant Improvements), then Tenant shall be responsible for the cost of utilities supplied to the Premises from such earlier date of possession.

16.3Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by accidents; breakage; casualties (to the extent not caused by the party claiming Force Majeure); Severe Weather Conditions (as defined below); physical natural disasters (but excluding weather conditions that are not Severe Weather Conditions); strikes, lockouts or other labor disturbances or labor disputes (other than labor disturbances and labor disputes resulting solely from the acts or omissions of the party claiming Force Majeure); acts of terrorism; riots or civil disturbances; wars or insurrections; shortages of materials (which shortages are not unique to the party claiming Force Majeure); government regulations, moratoria or other governmental actions, inactions or delays; failures to grant consent or delays in granting consent by any Lender whose consent is required under any applicable Loan Document; failures by third parties to deliver gas, oil or another suitable fuel supply, or inability of the party claiming Force Majeure, by exercise of reasonable diligence, to obtain gas, oil or another suitable fuel; or other causes beyond the reasonable control of the party claiming that Force Majeure has occurred (collectively, “Force Majeure”); or, to the extent permitted by Applicable Laws, Landlord’s negligence (but not gross negligence). In the event of such failure (except as expressly set forth below), Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease. “Severe Weather Conditions” means weather conditions that are materially worse than those that reasonably would be anticipated for the Property at the applicable time based on historic meteorological records. Notwithstanding anything to the contrary in this Lease, if, for more than five (5) consecutive business days following written notice to Landlord and as a direct result of Landlord’s gross negligence or willful misconduct (and

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except to the extent that such failure is caused in whole or in part by the action or inaction of a Tenant Party (as defined below)), (a) the provision of HVAC or other utilities to all or a material portion of the Premises that Landlord must provide pursuant to this Lease is interrupted or (b) Tenant does not have access to the Premises (a “Material Services Failure”), then Tenant’s Base Rent and Operating Expenses (or, to the extent that less than all of the Premises are affected, a proportionate amount (based on the Rentable Area of the Premises that is rendered unusable) of Base Rent and Operating Expenses) shall thereafter be abated until the Premises are again usable by Tenant for the Permitted Use; provided, however, that, if Landlord is diligently pursuing the restoration of such HVAC and other utilities and Landlord provides substitute HVAC and other utilities reasonably suitable for Tenant’s continued use and occupancy of the Premises for the Permitted Use (e.g., supplying potable water or portable air conditioning equipment), then neither Base Rent nor Operating Expenses shall be abated. During any Material Services Failure, Tenant will cooperate with Landlord to arrange for the provision of any interrupted utility services on an interim basis via temporary measures until final corrective measures can be accomplished, and Tenant will permit Landlord the necessary access to the Premises to remedy such Material Service Failure. In the event of any interruption of HVAC or other utilities that Landlord must provide pursuant to this Lease, regardless of the cause, Landlord shall diligently pursue the restoration of such HVAC and other utilities. Notwithstanding anything in this Lease to the contrary, but subject to Article 24 (which shall govern in the event of a casualty), the provisions of this Section shall be Tenant’s sole recourse and remedy in the event of an interruption of HVAC or other utilities to the Premises.

16.4Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities provided by Landlord, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon. Upon Landlord’s demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utilities or services.

16.5Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water required or consumed in the Premises based upon Tenant’s Pro Rata Share of the Building or Project (as applicable) beyond the existing capacity of the Building or the Project usually furnished or supplied for the Permitted Use or (b) exceed Tenant’s Pro Rata Share of the Building’s or Project’s (as applicable) capacity to provide such utilities or services.

16.6.If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building or the Project by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

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16.7.Landlord shall provide water in the Common Area for lavatory and landscaping purposes only, which water shall be from the local municipal or similar source; provided, however, that if Landlord determines that Tenant requires, uses or consumes water provided to the Common Area for any purpose other than ordinary lavatory purposes, Landlord may install a water meter (“Tenant Water Meter”) and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the costs of any Tenant Water Meter and the installation and maintenance thereof during the Term. If Landlord installs a Tenant Water Meter, Tenant shall pay for water consumed, as shown on such meter, as and when bills are rendered and the cost thereof shall not be included in Tenants’ Pro Rata Share of any Operating Expenses to the extent any inclusion thereof in Operating Expenses would result in a double collection for such water charges by Landlord. If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred or payments made by Landlord for any of the reasons or purposes stated in this Section shall be deemed to be Additional Rent payable by Tenant and collectible by Landlord as such.

16.8.Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and utility systems, when Landlord deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or utility service when prevented from doing so by Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence (but not gross negligence). Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence (but not gross negligence).

16.9.[Intentionally Omitted]

16.10.For the Premises, Landlord shall (a) maintain and operate the HVAC systems used for the Permitted Use only (“Base HVAC”) and (b) subject to Subsection 16.10(a), furnish HVAC as reasonably required (except as this Lease otherwise provides or as to any special requirements that arise from Tenant’s particular use of the Premises) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, every day during the Term, subject to casualty, eminent domain or as otherwise specified in this Article and provided that Tenant complies with the next sentence. If Tenant will require Base HVAC outside normal business hours of business days (defined as Monday through Friday from 6:00 a.m. until 6:00 p.m. and Saturday from 8:00 a.m. until 5:00 p.m.) in the Premises (“Overtime HVAC”), then Landlord shall be obligated to provide Overtime HVAC only if Tenant (y) requests it by 12:00 p.m. on the same day, and (z) requires a minimum of at least four (4) hours of Overtime HVAC. Tenant shall pay Landlord, as Additional Rent, one hundred percent (100%) of Landlord’s actual total cost of delivering steam and chilled water for Overtime HVAC for the Premises, as well as for HVAC provided during Tenant’s business hours as and to the extent provided for in Section 9.1. As of the Execution Date, the hourly charge for Overtime HVAC, which is subject to change, is One Hundred Fifty Dollars and no/100 ($150.00) per hour. Notwithstanding anything to the contrary in this Section, but subject to the terms of Section 16.3, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services; provided that Landlord diligently endeavors to cure any such interruption or impairment.

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16.11.For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within thirty (30) days after Tenant’s receipt thereof, (b) within thirty (30) days after Landlord’s request, any other utility usage information reasonably requested by Landlord, and (c) within thirty (30) days after each calendar year during the Term, authorization to allow Landlord to access Tenant’s usage information necessary for Landlord to complete an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report, if requested by Landlord) and any other utility usage information reasonably requested by Landlord for the immediately preceding year; and Tenant shall comply with any other energy usage or consumption requirements required by Applicable Laws. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises, the Building and the Project may be shared with third parties, including Landlord’s consultants and Governmental Authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers. In addition to the foregoing, Tenant shall comply with all Applicable Laws related to the disclosure and tracking of energy consumption at the Premises. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.Alterations.

17.1.Tenant shall make no alterations, additions or improvements other than the Tenant Improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation or other work (whether major or minor) of any kind in, at or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval may be subject to the consent of one or more Lenders, if required under any applicable Loan Document, but which approval Landlord shall not otherwise unreasonably withhold; provided, however, that, in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, the roof, the foundation or slab, foundation or slab systems (including barriers and subslab systems) or the core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, HVAC, electrical, security, life safety and power, then Landlord may withhold its approval in its sole and absolute discretion. Tenant shall, in making any Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall be in Landlord’s reasonable discretion. In seeking Landlord’s approval, Tenant shall provide Landlord, at least thirty (30) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. Tenant shall not commence any such Alterations that require Landlord’s consent unless and until Tenant has received the written approval of Landlord, and as aforesaid, Landlord shall have no obligation to grant such written approval unless it has received the consent of one more Lenders if required by any applicable Loan Documents. In no event shall Tenant use or Landlord be required to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony, and Tenant agrees to comply with all requirements of Landlord relative to union and non-union labor (it being agreed that Tenant may use union labor). Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises that

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do not require any permits or more than three (3) total contractors and subcontractors (“Cosmetic Alterations”) without Landlord’s consent; provided that (y) the cost of any Cosmetic Alterations does not exceed Fifty Thousand and 00/100 Dollars ($50,000.00) in any one instance or Four Hundred Thousand and 00/100 Dollars ($400,000.00) annually, (z) such Cosmetic Alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to or adversely affect the Building systems, (iii) affect the exterior of the Building or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Project. Tenant shall give Landlord at least ten (10) days’ prior written notice of any Cosmetic Alterations.

17.2.Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

17.3.Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times.

17.4.Any work performed on the Premises, the Building or the Project by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with complete “as built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises, to the extent the Alterations are the type for which CADD files are commonly prepared, as well as a commissioning report prepared by a licensed, qualified third-party commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems. Any such “as built” plans shall show the applicable Alterations as an overlay on the Building as-built plans; provided that Landlord provides the Building “as built” plans to Tenant.

17.5.Before commencing any Alterations or Tenant Improvements, Tenant shall (a) give Landlord at least twenty (20) days’ prior written notice of the proposed commencement of such work. Further, if required by Landlord, Tenant shall secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for such work.

17.6.Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.7.The Premises plus any Alterations; Signage; Tenant Improvements; attached equipment, decorations, fixtures, movable casework and related appliances; trade fixtures; and additions and improvements attached to or built into the Premises made by either of the parties (including all floor and wall coverings; paneling; sinks and related plumbing fixtures; ductwork; conduits; electrical panels and circuits; business and trade fixtures; attached machinery and equipment; and built-in furniture and cabinets, in each case, together with all additions and

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accessories thereto), shall (unless, prior to construction or installation thereof, Landlord elects otherwise in writing) at all times remain the property of Landlord, shall remain in the Premises and shall (unless, prior to such construction or installation, Landlord elects otherwise in writing) be surrendered to Landlord upon the expiration or earlier termination of this Lease. For the avoidance of doubt, the items listed on Exhibit G attached hereto (which Exhibit G may be updated by Tenant from and after the Term Commencement Date, subject to Landlord’s written consent) constitute Tenant’s property and shall be removed by Tenant upon the expiration or earlier termination of the Lease.

17.8.Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

17.9.If Tenant shall fail to remove any of its property from the Premises prior to the expiration or earlier termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of such personal property.

17.10.Tenant shall pay to Landlord an amount equal to one and one- half percent (1.5%) of the cost to Tenant of all Alterations, to cover Landlord’s overhead and expenses for plan review, engineering review, coordination, scheduling and supervision thereof or obtaining any required Lender consent. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays arising from such work, or by reason of inadequate clean-up.

17.11.Within sixty (60) days after final completion of the Tenant Improvements or any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Tenant Improvements and Alterations, together with supporting documentation reasonably acceptable to Landlord.

17.12.Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations or Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

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17.13.Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord, BRE Edison Parent L.P., BRE Edison Holdings LLC, BRE Edison Holdings L.P., BRE Edison LLC, BRE Edison L.P., BioMed Realty, L.P., Wilmington Trust, National Association as Trustee for the Benefit of the Registered Holders Of CGDBB Commercial Mortgage Trust 2017-BIOC, Commercial Mortgage Pass-Through Certificates, Series 2017-BIOC, and any other Lender of which Landlord notifies Tenant, as additional insureds on their respective insurance policies (collectively with Landlord, the “Landlord Parties”) as additional insureds on their respective insurance policies.

18.Repairs and Maintenance.

18.1.Landlord shall repair and maintain the structural and exterior portions and Common Area of the Building and the Project, including, without limitation, roofing and covering materials; foundations (excluding any architectural slabs, but including any structural slabs); exterior walls; plumbing; fire sprinkler systems (if any); base Building HVAC systems up to the first damper or isolation valve that serves the Premises (for purposes of clarity, the portion of the HVAC system that includes such first damper or isolation valve and extends into and through the Premises, and any supplemental HVAC serving the Premises shall not be part of the base Building HVAC and shall be Tenant’s obligation to maintain and repair pursuant to Section 18.2 below); elevators; and base Building electrical systems installed or furnished by Landlord. The Common Areas shall be maintained in good order and condition and in compliance with the ADA except to the extent compliance is required due solely to any Alterations, the Tenant Improvements, or Tenant’s particular use of the Premises, as opposed to office use generally.

18.2.Except for services of Landlord, if any, required by Section 18.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises (including but not limited to the portion of the HVAC system that includes the first damper or isolation valve and extends into and through the Premises, any supplemental HVAC serving the Premises, and any other systems or equipment exclusively serving the Premises) and every part thereof in good condition and repair, damage thereto from ordinary wear and tear and damage by casualty excepted, and shall, within ten (10) days after receipt of written notice from Landlord, provide to Landlord any maintenance records that Landlord reasonably requests. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good a condition as when received, ordinary wear and tear and damage by casualty excepted and the Tenant Improvements in substantially the same condition as existed upon Substantial Completion of the Tenant Improvements (as the same may be modified during the Term in accordance with this Lease); and shall, at Landlord’s request and Tenant’s sole cost and expense, remove all telephone and data systems, wiring and equipment from the Premises (with respect to wiring, only to the extent installed by a Tenant Party (as defined below)), and repair any damage to the Premises caused thereby. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than pursuant to the terms and provisions of the Work Letter.

18.3.Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is Landlord’s obligation pursuant to this Lease unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance. Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense.

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18.4.If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as such person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease; provided, however, that to the extent such excavation prevents Tenant from ingress or egress to or from the Premises, prevents Tenant from use of the Premises, or otherwise renders the Premises untenantable for a period longer than thirty (30) days, then the Rent shall be abated proportionately to reflect the portion of the Premises that Tenant is unable to use (and such abatement shall be Tenant’s sole and exclusive remedy against Landlord).

18.5.This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project. In the event of a casualty described in Article 24, Article 24 shall apply in lieu of this Article. In the event of eminent domain, Article 25 shall apply in lieu of this Article.

18.6.Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses, except to the extent such costs are due to Landlord’s gross negligence or willful misconduct.

19.Liens.

19.1.Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising from work or services performed, materials furnished to or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s or materialman’s lien filed against the Premises, the Building or the Project for work or services claimed to have been done for, or materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within ten (10) business days after the notice of filing thereof, at Tenant’s sole cost and expense.

19.2.Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1, Landlord may, at Landlord’s election, pay such claim or post a statutory lien bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall Indemnify the Landlord Indemnitees from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.

19.3.In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises, the Building or the Project be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or

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against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after the filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.

20.Estoppel Certificate.

Tenant shall, within ten (10) days after receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit H, or on any other form reasonably requested by a current or proposed Lender or encumbrancer or proposed purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property. Tenant’s failure to deliver such statement within such the prescribed time if such failure continues for more than five (5) days after Landlord gives Tenant written notice thereof shall, at Landlord’s option, constitute a Default (as defined below) under this Lease, and, in any event, the statements contained in the certificate prepared by Landlord and delivered to Tenant for execution shall be binding upon Tenant. Landlord shall, within ten (10) days after receipt of written notice from Tenant delivered in connection with a bona fide merger or sale transaction of Tenant (including any assignment of the Lease in connection therewith) or financing transaction, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit I, (x) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (y) acknowledging that there are not, to Landlord’s knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed, and (z) setting forth such further reasonable information with respect to this Lease or the Premises as may be requested thereon.

21.Hazardous Materials.

21.1.Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant or any of its employees, agents, contractors or invitees (collectively with Tenant, each a “Tenant Party”). If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Project, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder (other than if such contamination results from (i) migration of Hazardous Materials from outside the Premises not caused by a Tenant Party or (ii) to the extent such contamination is caused by the negligence or

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willful misconduct of any Landlord Party) or (d) contamination of the Project occurs as a result of Hazardous Materials that are placed on or under or are released into the Project by a Tenant Party, then Tenant shall Indemnify the Landlord Indemnitees from and against any and all Claims of any kind or nature, including (w) diminution in value of the Project or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (y) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Project. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Project, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Project, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Project, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation.

21.2.Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws.

21.3.[Intentionally Omitted]

21.4.At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of this Lease as a result of a Tenant Party’s action.

21.5.[Intentionally omitted]

21.6.Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

21.7.Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 27.

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21.8.As used herein, the term “Hazardous Material” means any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance, material or waste that is or becomes regulated by Applicable Laws or any Governmental Authority.

21.9.Notwithstanding the forgoing, Landlord shall Indemnify the Tenant Parties from and against any and all Claims resulting from the presence of Hazardous Materials at the Project in violation of Applicable Laws as of the Execution Date, unless placed on the Project by a Tenant Party.

22.Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Building and the Project will not be damaged by any exhaust, in each case from Tenant’s operations. Landlord and Tenant therefore agree as follows:

22.1.Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises other than usual and customary odors consistent with typical first-class office use.

22.2.If the Building has a ventilation system that, in Landlord’s reasonable judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, Tenant shall vent the Premises through such system. If Landlord at any time reasonably determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

22.3.Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from Tenant’s Premises. Any work Tenant performs under this Section shall constitute Alterations.

22.4.Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term. Landlord’s approval of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion). Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

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22.5.If Tenant fails to commence installation of satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust. For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within thirty (30) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

23.Insurance; Waiver of Subrogation.

23.1.Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, engineering costs or such other costs to the extent the same are not incurred in the event of a rebuild and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than the amount of such insurance Landlord’s Lender, if any, requires Landlord to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, Workers’ Compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building.

23.2.In addition, Landlord shall carry Commercial General Liability insurance with limits of not less than Two Million Dollars ($2,000,000) per occurrence/general aggregate for bodily injury (including death), or property damage with respect to the Project.

23.3.Tenant shall, at its own cost and expense, procure and maintain during the Term the following insurance for the benefit of Tenant and Landlord (as their interests may appear) with insurers financially acceptable and lawfully authorized to do business in the state where the Premises are located:

(a)Commercial General Liability insurance on a broad-based occurrence coverage form, with coverages including but not limited to bodily injury (including death), property damage (including loss of use resulting therefrom), premises/operations, personal & advertising injury, and contractual liability with limits of liability of not less than $2,000,000 for bodily injury and property damage per occurrence, $2,000,000 general aggregate, which limits may be met by use of excess and/or umbrella liability insurance; provided that such coverage is at least as broad as the primary coverages required herein.

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(b)Commercial Automobile Liability insurance covering liability arising from the use or operation of any auto, including those owned, hired or otherwise operated or used by or on behalf of the Tenant. The coverage shall be on a broad-based occurrence form with combined single limits of not less than $1,000,000 per accident for bodily injury and property damage.

(c)Commercial Property insurance covering property damage to the full replacement cost value and business interruption. Covered property shall include all tenant improvements in the Premises (to the extent not insured by Landlord pursuant to Section 23.1) and Tenant’s Property including personal property, furniture, fixtures, machinery, equipment, stock, inventory and improvements and betterments, which may be owned by Tenant or Landlord and required to be insured hereunder, or which may be leased, rented, borrowed or in the care custody or control of Tenant, or Tenant’s agents, employees or subcontractors. Such insurance, with respect only to all Tenant Improvements, Alterations or other work performed on the Premises by Tenant (collectively, “Tenant Work”), shall name Landlord and Landlord’s current and future mortgagees as loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including the perils of fire, extended coverage, electrical injury, mechanical breakdown, windstorm, vandalism, malicious mischief, sprinkler leakage, back-up of sewers or drains, flood, earthquake, terrorism and such other risks Landlord may from time to time designate, for (except for such flood and earthquake coverage) the full replacement cost value of the covered items with an agreed amount endorsement with no co-insurance. Business interruption coverage shall have limits sufficient to cover Tenant’s lost profits and necessary continuing expenses, including rents due Landlord under the Lease. The minimum period of indemnity for business interruption coverage shall be twelve (12) months.

(d)Workers’ Compensation insurance in compliance with Applicable Laws, or as may be available on a voluntary basis, and Employer’s Liability must be at least in the amount of $1,000,000 for bodily injury by accident for each employee, $1,000,000 for bodily injury by disease for each employee, and $1,000,000 bodily injury by disease for policy limit.

(e)Medical malpractice insurance at limits of not less than $1,000,000 each claim during such periods, if any, that Tenant engages in the practice of medicine or clinical trials involving human beings at the Premises

(f)Pollution Legal Liability insurance is required if Tenant stores, handles, generates or treats Hazardous Materials (excluding customary office and cleaning supplies), as determined solely by Landlord, on or about the Premises. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the commencement date of this agreement, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate and for a period of two (2) years thereafter.

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(g)During all construction by Tenant at the Premises, with respect to tenant improvements being constructed (including the Tenant Improvements and any Alterations, insurance required in Exhibit B-1 must be in place.

23.4.The insurance required of Tenant by this Article shall be with companies at all times having a current rating of not less than A- and financial category rating of at least Class VII in “A.M. Best’s Insurance Guide” current edition. Tenant shall obtain for Landlord from the insurance companies/broker or cause the insurance companies/broker to furnish certificates of insurance evidencing all coverages required herein to Landlord. Landlord reserves the right to require complete, certified copies of all required insurance policies including any endorsements. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from Tenant or its insurers (except in the event of non-payment of premium, in which case ten (10) days’ written notice shall be given). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s required policies shall contain severability of interests clauses stating that, except with respect to limits of insurance, coverage shall apply separately to each insured or additional insured. Tenant shall, on or before the expiration of such policies, furnish Landlord with renewal certificates of insurance or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure such insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent. Commercial General Liability, Commercial Automobile Liability, Umbrella Liability and Pollution Legal Liability insurance as required above shall name the Landlord Parties as additional insureds as respects liability arising from work or operations performed by or on behalf of Tenant, Tenant’s use or occupancy of Premises, and ownership, maintenance or use of vehicles by or on behalf of Tenant.

23.5.In each instance where insurance is to name the Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building or the Project of whom Tenant has notice, (b) the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Project.

23.6.Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

23.7.Each of Tenant and Landlord and their respective insurers hereby waive any and all rights of recovery or subrogation against the Landlord Parties and Tenant Parties and Tenant’s subtenants and assignees, as applicable, with respect to any loss, damage, claims, suits or demands, howsoever caused, that are covered, or should have been covered, by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder. If

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necessary, Tenant and Landlord agree to endorse the required insurance policies to permit waivers of subrogation as required hereunder and hold harmless and indemnify the Landlord Parties and Tenant Parties, as applicable, for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers. Such waivers shall continue so long as Tenant’s and Landlord’s insurers so permit. Any termination of such a waiver shall be by written notice to Landlord or Tenant, as applicable, containing a description of the circumstances hereinafter set forth in this Section. Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to its insurance carriers that the foregoing waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then Tenant shall notify Landlord of such conditions.

23.8.Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender or to bring coverage limits to levels then being required of new tenants within the Project.

23.9.In addition to other insurance required by this Lease to be carried by Tenant, if Tenant sells, merchandises, transfers, gives away or exchanges so-called “alcoholic liquors” in, upon or from any part of the Premises, then Tenant shall, at Tenant’s sole cost and expense, purchase and maintain in full force and effect during the Term dram shop insurance in form and substance satisfactory to Landlord, with total limits of liability for bodily injury, loss of means of support and property damage for each occurrence in an amount and with a carrier reasonably acceptable to Landlord, and otherwise in compliance with the general provisions of this Article governing the provision of insurance by Tenant. Such policy shall name the Landlord Parties as additional insureds against any liability by virtue of Applicable Laws concerning the use, sale or giving away of alcoholic liquors. If at any time such insurance is for any reason not in force, then during all and any such times no selling, merchandising, transferring, giving away or exchanging of so-called “alcoholic liquors” shall be conducted by Tenant in, upon or from any part of the Premises.

23.10.Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses.

23.11.The provisions of this Article shall survive the expiration or earlier termination of this Lease.

24.Damage or Destruction.

24.1.In the event of a partial destruction of (a) the Premises or (b) Common Area of the Building or the Project ((a) and (b) together, the “Affected Areas”) by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (x) the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of twelve (12) months from the date of the happening of such casualty, (y) Landlord shall receive insurance proceeds from its insurer or Lender sufficient to cover the cost of such repairs, reconstruction and restoration to completion (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense) and (z) such casualty was not

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intentionally caused by a Tenant Party, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.

24.2.In the event of any damage to or destruction of the Building or the Project other than as described in Section 24.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair, reconstruct and restore the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction. In the event of any damage or destruction (regardless of whether such damage is governed by Section 24.1 or this Section), if (a) in Landlord’s determination as set forth in the Damage Repair Estimate (as defined below), the Affected Areas cannot be repaired, reconstructed or restored within twelve (12) months after the date of the Damage Repair Estimate, (b) subject to Section 24.6, the Affected Areas are not actually repaired, reconstructed and restored within twelve (12) months after the date of the Damage Repair Estimate, or (c) the damage and destruction occurs within the last fifteen (15) months of the then-current Term, then Tenant shall have the right to terminate this Lease, effective as of the date of such damage or destruction, by delivering to Landlord its written notice of termination (a “Termination Notice”) (y) with respect to Subsections 24.2(a) and (c), no later than fifteen (15) days after Landlord delivers to Tenant Landlord’s Damage Repair Estimate and (z) with respect to Subsection 24.2(b), no later than fifteen (15) days after such twelve (12) month period (as the same may be extended pursuant to Section 24.6) expires. If Tenant provides Landlord with a Termination Notice pursuant to Subsection 24.2(z), Landlord shall have an additional thirty (30) days after receipt of such Termination Notice to complete the repair, reconstruction and restoration. If Landlord does not complete such repair, reconstruction and restoration within such thirty (30) day period, then Tenant may terminate this Lease by giving Landlord written notice within ten (10) days after the expiration of such thirty (30) day period. If Landlord does complete such repair, reconstruction and restoration within such thirty (30) day period, then this Lease shall continue in full force and effect.

24.3.As soon as reasonably practicable, but in any event within thirty (30) days following the date of damage or destruction, Landlord shall notify Tenant of Landlord’s good faith estimate of the period of time in which the repairs, reconstruction and restoration will be completed (the “Damage Repair Estimate”), which estimate shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repair, reconstruction and restoration of similar buildings. Additionally, Landlord shall give written notice to Tenant within thirty (30) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Project, as applicable.

24.4.Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

24.5.In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or

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restoration, unless Landlord provides Tenant with other space during the period of repair, reconstruction and restoration that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the proceeds of business interruption or loss of rental income insurance actually received by Tenant with respect to the Premises.

24.6.Notwithstanding anything to the contrary contained in this Article, (a) Landlord shall not be required to repair, reconstruct or restore any damage or destruction to the extent that Landlord is prohibited from doing so by any applicable Loan Document or any Lender whose consent is required thereunder withholds its consent (and Landlord shall notify Tenant in writing if it does not receive any required consents from any Lender that may be required to repair, reconstruct or restore such damage), and (b) should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure or delays caused by a Lender or Tenant Party, then the time for Landlord to commence or complete repairs, reconstruction and restoration shall be extended on a day-for-day basis; provided, however, that, at Landlord’s election, Landlord shall be relieved of its obligation to make such repairs, reconstruction and restoration.

24.7.If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repairs, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord’s expense and (b) the Common Area portion of the Affected Areas. The repairs, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant. In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repairs, reconstruction and restoration of the Premises, the Building and the Project.

24.8.Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the Term or any extension thereof, or to the extent that insurance proceeds are not available therefor.

24.9.Landlord’s obligation, should it elect or be obligated to repair, reconstruct or restore, shall be limited to the Affected Areas. Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction. If Affected Areas are to be repaired, reconstructed or restored in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender of Landlord.

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24.10.This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.

25.Eminent Domain.

25.1.In the event (a) the whole of all Affected Areas or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

25.2.In the event of a partial taking of (a) the Building or the Project or (b) drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s sole opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space and Landlord terminates all other leases in the Building which are similarly affected.

25.3.Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

25.4.If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Affected Areas to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant. In addition, prior to and during any period of restoration of the affected areas, all Base Rent and Operating Expenses to be paid by Tenant pursuant to this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such restoration, unless Landlord provides Tenant with other space during the period of restoration that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business. Notwithstanding anything to the contrary contained in this Article, Landlord shall not be required to restore the Affected Areas to the extent that Landlord is prohibited from doing so by any applicable Loan Document or any Lender whose consent is required thereunder withholds its consent.

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25.5.This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any taking. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.

26.Surrender.

26.1.At least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall conduct a site inspection with Landlord.

26.2.No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

26.3.The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building, the Property or the Project, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

26.4.The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

27.Holding Over.

27.1.If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7, as adjusted in accordance with Article 8, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Tenant’s Adjusted Share of Operating Expenses. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

27.2.Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that (i) during the first thirty (30) days of any such holdover, the monthly rent shall be the greater of (W) one hundred twenty-five percent (125%) of fair market rent, as determined by Landlord and (X) one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term and (ii) after the first thirty (30) days of any such holdover, the monthly rent shall be the greater of (Y) one hundred fifty percent (150%) of fair market rent, as determined by Landlord and (Z) two hundred percent (200%) of the Rent in effect during the last thirty days of the Term, and (b) if such holdover continues for more than thirty (30) days after the expiration or earlier termination of the Term, then Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages (in each case, regardless of whether such damages are foreseeable).

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27.3.Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

27.4.The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

27.5.The provisions of this Article shall survive the expiration or earlier termination of this Lease.

28.Indemnification and Exculpation.

28.1.Subject to the provisions of Section 23.7, Tenant agrees to Indemnify the Landlord Indemnitees from and against any and all Claims of any kind or nature, real or alleged, arising from (a) injury to or death of any person or damage to any property occurring within or about the Premises, the Building, the Property or the Project, arising directly or indirectly out of (i) the presence at or use or occupancy of the Premises or Project by a Tenant Party or (ii) an act or omission on the part of any Tenant Party, (b) a breach or default by Tenant in the performance of any of its obligations hereunder (including any Claim asserted by a Lender against any Landlord Indemnitees under any Loan Document as a direct result of such breach or default by Tenant) or (c) injury to or death of persons or damage to or loss of any property, real or alleged, arising from the serving of alcoholic beverages at the Premises or by Tenant at the Project, including liability under any dram shop law, host liquor law or similar Applicable Law, except to the extent directly caused by Landlord’s negligence or willful misconduct. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease. Subject to Sections 23.7, 28.2 and 31.13 and any subrogation provisions contained in the Work Letter, Landlord agrees to indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold the Tenant Parties harmless from and against any and all Claims arising from injury to or death of any person or damage to or loss of any physical property occurring within or about the Premises, the Building, the Property or the Project to the extent directly arising out of Landlord’s negligence or willful misconduct.

28.2.Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time, and (b) damage to personal property or scientific research, including loss of records kept by Tenant within the Premises (in each case, regardless of whether such damages are foreseeable). Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section. Notwithstanding anything in the foregoing or this Lease to the contrary, except (x) as otherwise provided herein (including Section 27.2), (y) as may be provided by Applicable Laws or (z) in the event of Tenant’s breach of Article 21 or Section 26.1,

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in no event shall Landlord or Tenant be liable to the other for any consequential, special or indirect damages arising out of this Lease, including lost profits (provided that this Subsection 28.2(z) shall not limit Tenant’s liability for Base Rent or Additional Rent pursuant to this Lease).

28.3.Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party.

28.4.Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage. Tenant’s security programs and equipment for the Premises shall be coordinated with Landlord and subject to Landlord’s reasonable approval.

28.5.The provisions of this Article shall survive the expiration or earlier termination of this Lease.

29.Assignment or Subletting.

29.1.Except as hereinafter expressly permitted, none of the following (each, a “Transfer”), either voluntarily or by operation of Applicable Laws, shall be directly or indirectly performed without Landlord’s prior written consent, which, subject to the terms of this Article, will not be unreasonably withheld, conditioned or delayed: (a) Tenant selling, hypothecating, assigning, pledging, encumbering or otherwise transferring this Lease or subletting the Premises or (b) a controlling interest in Tenant being sold, assigned or otherwise transferred (other than as a result of shares in Tenant being sold on a public stock exchange). For purposes of the preceding sentence, “control” means (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person or (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. Notwithstanding the foregoing, Tenant shall have the right to Transfer, without Landlord’s prior written consent, Tenant’s interest in this Lease or the Premises or any part thereof to (i) any person that as of the date of determination directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant or (ii) any successor to Tenant by merger, consolidation, acquisition or all or substantially all of Tenant’s assets or ownership interests (“Tenant’s Affiliate”); provided that Tenant shall notify Landlord in writing at least thirty (30) days prior to the effectiveness of such Transfer to Tenant’s Affiliate (unless Tenant is precluded from giving such notice due to requirements of an Applicable Law or requirements of any securities exchange or the terms of any confidentiality agreement, in which case Tenant shall provide such notice as soon as is reasonably practicable (an “Exempt Transfer”) and otherwise comply with the requirements of this Lease regarding such Transfer; and provided, further, that the person that will be the tenant under this Lease after the Exempt Transfer has a net worth (as of both the day immediately prior to and the day immediately after the Exempt Transfer) that is equal to or greater than the net worth as of the date of the Exempt Transfer of the transferring Tenant. Tenant hereby agrees that it shall not undertake a transaction that qualifies as an Exempt Transfer that is an intentional circumvention of the intent of the foregoing net worth test. For purposes of Exempt Transfers, “control” requires both (a) owning (directly or indirectly) more than fifty

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percent (50%) of the stock or other equity interests of another person and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Project (unless there are no comparable premises at the Project available to lease) or that is then in active discussions or negotiations with Landlord or an affiliate of Landlord, including without limitation, the owner of the 60 Project, to lease premises at the Project or a property owned by Landlord or an affiliate of Landlord, except in connection with any merger, consolidation or acquisition of all or substantially all of the assets of Tenant.

29.2.In the event Tenant desires to effect a Transfer, then, at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.

29.3.Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of Tenant and of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises and (c) Landlord’s desire to exercise its rights under Section 29.7 to cancel this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer if any applicable Loan Document prohibits such assignment or any Lender whose consent is required thereunder withholds its consent; provided however, if Landlord agrees to consent to the Transfer, subject only to obtaining any required consent of any Lenders, Landlord agrees to use commercially reasonable efforts to obtain the consent of any such Lenders to such Transfer, or if the Transfer is to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services (outside the ordinary course of Tenant’s business) to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not knowingly consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

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29.4.The following are conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer:

(a)Tenant shall remain fully liable under this Lease. Tenant agrees that it shall not be (and shall not be deemed to be) a guarantor or surety of this Lease, however, and waives its right to claim that is it is a guarantor or surety or to raise in any legal proceeding any guarantor or surety defenses permitted by this Lease or by Applicable Laws;

(b)[Intentionally Deleted;

(c)In the case of an Exempt Transfer, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the Transfer qualifies as an Exempt Transfer;

(d)[Intentionally Deleted];

(e)[Intentionally Deleted];

(f)Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request, not to exceed $1,500 per request in the first Lease Year, with such amount increasing by three percent (3%) each Lease Year thereafter;

(g)Except with respect to an Exempt Transfer, if Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent actually paid by Tenant. If such consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(h)The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(i)Landlord’s consent to any such Transfer shall be effected on Landlord’s commercially reasonable forms;

(j)Tenant shall not then be in default hereunder in any respect;

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(k)Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(l)Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(m)Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(n)Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent or refuse consent to any later Transfer; and

(o)Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer.

29.5.Notwithstanding anything in this Article 29 to the contrary, if Tenant or the proposed transferee, assignee or sublessee does not or cannot deliver the Required Financials, then Landlord may condition its consent to such Transfer on Tenant’s ultimate parent company or the proposed transferee’s, assignee’s or sublessee’s ultimate parent company providing a guaranty of the applicable entity’s obligations under this Lease, in a form acceptable to Landlord, which guaranty shall be executed and delivered to Landlord by the applicable guarantor prior to the Transfer Date;

29.6.Any Transfer that actually occurs that is not in compliance with the provisions of this Article or with respect to which Tenant does not fulfill its obligations pursuant to this Article shall be void and shall, at the option of Landlord, terminate this Lease.

29.7.Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

29.8.If Tenant delivers to Landlord a Transfer Notice indicating a desire to transfer this Lease to a proposed transferee or assignee or to sublease any portion of the Premises to any sublessee for seventy-five percent (75%) or more of the remainder of the Term, other than pursuant to an Exempt Transfer, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to terminate this Lease in its entirety (in connection with any such assignment), or with respect to so much of the Premises as has been proposed for sublease (in connection with any such sublease), as of the date specified in the Transfer Notice as the Transfer Date, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof. If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease. In the event Tenant withdraws the Transfer Notice as provided in this Section, this Lease shall continue in full force and effect. No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent

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to a proposed Transfer. In the event that Landlord exercises its right to terminate this Lease in connection with any proposed sublease, Landlord shall be responsible for all costs to demise the proposed sublease premises from the remainder of the Premises.

29.9.If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.

30.	Subordination and Attornment.

30.1.This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building or the Project and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

30.2.Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord on such lender’s or ground lessor’s standard form, as modified to include commercially reasonable comments submitted by Tenant and agreed to by such lender or ground lessor. If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. For the avoidance of doubt, “Mortgagees” shall also include historic tax credit investors and new market tax credit investors. Landlord shall use reasonable efforts to obtain a subordination, non-disturbance, and attornment agreement from any future Mortgagee on such Mortgagee’s customary form and Landlord shall use reasonable efforts to have such form modified by Tenant’s commercially reasonable comments.

30.3.Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a Mortgagee incident to the financing of the real property of which the Premises constitute a part.

30.4.In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

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31.Defaults and Remedies.

31.1.Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of five percent (5%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) and (b) the highest rate permitted by Applicable Laws; provided, however, and only with respect to Additional Rent that is not Tenant’s Pro Rata Share of Operating Expenses under Section 9.1, Tenant shall not be assessed the late charge or interests on the first (1st) late payment in any twelve (12) month period if that payment is made within five (5) days after Tenant receives written notice thereof from Landlord, provided further that any notice delivered by Landlord to Tenant pursuant to this Section 31.1 shall satisfy the foregoing notice requirement. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) business days after Landlord’s demand, whichever is earlier. Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.

31.2.No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

31.3.If Tenant fails to pay any sum of money required to be paid by it hereunder or perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 31.4, then Landlord may (but shall not be obligated to), without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such act; provided that such failure by Tenant unreasonably interfered with the use of the Building or the Project by any other tenant or with the efficient operation of the Building or the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 31.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

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31.4.The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a)Tenant permanently abandons or vacates the Premises;

(b)Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 19, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant;

(c)Tenant fails to observe or perform any obligation or covenant contained herein (other than described in Sections 31.4(a) and 31.4(b)) to be performed by Tenant, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion; and provided, further, that such cure is completed no later than sixty (60) days after Tenant’s receipt of written notice from Landlord;

(d)Tenant makes an assignment for the benefit of creditors;

(e)A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;

(f)Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g)Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h)Tenant fails to deliver an estoppel certificate in accordance with Article 20 and such failure is not cured within five (5) days after written notice; or

(i)Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

31.5.[Intentionally Omitted].

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31.6.In the event of a Default by Tenant, and at any time thereafter prior to the cure of such Default, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:

(a)Halt any Tenant Improvements and Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work;

(b)Terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and

(c)Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:

(i)The sum of:

(i)The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

(ii)The costs of restoring the Premises to the condition required under the terms of this Lease; plus

(iii)An amount (the “Election Amount”) equal to either (A) the positive difference (if any, and measured at the time of such termination) between (1) the then-present value of the total Rent and other benefits that would have accrued to Landlord under this Lease for the remainder of the Term if Tenant had fully complied with the Lease minus (2) the then-present cash rental value of the Premises as reasonably determined by Landlord for what would be the then-unexpired Term if the Lease remained in effect, computed using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point (the “Discount Rate”) or (B) twelve (12) months (or such lesser number of months as may then be remaining in the Term) of Base Rent and Additional Rent at the rate last payable by Tenant pursuant to this Lease, in either case as Landlord specifies in such election. Landlord and Tenant agree that the Election Amount represents a reasonable forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to re-lease the Premises, and other factors; and that the Election Amount is not a penalty.

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As used in Section 31.6(c)(i), “worth at the time of award” shall be computed by allowing interest at the Default Rate.

31.7.In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant’s Default or abandonment and recover Rent as it becomes due. In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises, unless or to the extent required by Applicable Laws. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a)Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b)The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

31.8.If Landlord does not elect to terminate this Lease as provided in Section 31.6, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

31.9.In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

(a)First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b)Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c)Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d)Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

31.10.All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether

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or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver. Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord be required to mitigate its damages with respect to any default by Tenant, unless or to the extent required by Applicable Law. Any obligation imposed by Applicable Law upon Landlord to relet the Premises after any termination of this Lease shall be subject to the reasonable requirements of Landlord to (a) lease to high quality tenants on such terms as Landlord may from time to time deem appropriate in its discretion and (b) develop the Project in a harmonious manner with a mix of uses, tenants, floor areas, terms of tenancies, etc., as determined by Landlord. Landlord shall not be obligated to relet the Premises to any party to whom Landlord or an affiliate of Landlord may desire to lease other available space in the Project or at another property owned by Landlord or an affiliate of Landlord.

31.11.Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (y) the date of Lease termination and (z) the date Tenant surrenders possession of the Premises.

31.12.To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

31.13.Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.

31.14.In the event of any default by Landlord, Tenant shall give notice by registered or certified mail or by a reputable international overnight delivery service, such as FedEx, to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing the names and addresses of all such persons who are to receive such notices.

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32.Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

32.1.Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

32.2.A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

32.3.A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

32.4.The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

33.Brokers.

33.1Each party hereby represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than CBRE (“Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker.

33.2Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

33.3Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 33.1 and 33.2.

33.4Tenant agrees to Indemnify the Landlord Indemnitees from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant. Landlord agrees to Indemnify Tenant Indemnitees from any and all cost or liability for compensation claimed by any broker or agent employed or engaged by Landlord or claiming to have been employed or engaged by Landlord.

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34.Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

35.Limitation of Landlord’s Liability.

35.1If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project.

35.2Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord’s obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord or any of Landlord’s affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.

35.3No individual (as opposed to a corporation, limited liability company, partnership, joint venture or other entity) who is a shareholder, director, officer, employee, member or agent of Tenant (such person in such capacity being referred to as a “Tenant Individual”) shall be personally liable for Tenant’s obligations or any deficiency under this Lease, and service of process shall not be made against any such Tenant Individual. No Tenant Individual shall be sued or named as a party in any suit or action. No Tenant Individual shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any Tenant Individual.

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35.4Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

36.Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:

36.1.Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and such terms, covenants, conditions, provisions and agreements shall be binding with the same force and effect upon each and all of the persons executing this Agreement as Tenant; and

36.2.The term “Tenant,” as used in this Lease, shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

37.Representations.

37.1.Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. In addition, Tenant guarantees, warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

37.2.Landlord guarantees, warrants and represents that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Property is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this

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Lease on behalf of Landlord is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Landlord is constituted or to which Landlord is a party. In addition, Landlord guarantees, warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

38.Confidentiality. Tenant shall keep the terms and conditions of this Lease and any information provided to Tenant or its employees, agents or contractors pursuant to Article 9 confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or the contents of any documents, reports, surveys or evaluations related to the Project or any portion thereof or (b) provide to any third party an original or copy of this Lease (or any Lease-related document or other document referenced in Subsection 38(a)). Landlord shall not release to any third party any non-public financial information or non-public information about Tenant’s ownership structure that Tenant gives Landlord. Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (x) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party’s attorneys, accountants, brokers, lenders, potential lenders, investors, potential investors, acquirors, potential acquirors, and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section.

39.Notices. Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in Subsection 39(a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with Subsection 39(a); (y) one (1) business day after deposit with a reputable international overnight delivery service, if given in accordance with Subsection 39(b); or (z) upon transmission, if given in accordance with Subsection 39(c). Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Lease shall be addressed to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10 or 2.11, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

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40.Miscellaneous.

40.1.Landlord reserves the right to change the name of the Building or the Project in its sole discretion.

40.2.To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time within ten (10) business days after receipt of Landlord’s written request, the most recent year-end unconsolidated financial statements reflecting Tenant’s current financial condition audited by a nationally recognized accounting firm. Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s year-end unconsolidated financial statements for the previous year audited by a nationally recognized accounting firm. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects. If audited financials are not otherwise prepared, unaudited financials complying with generally accepted accounting principles and certified by the chief financial officer of Tenant as true, correct and complete in all respects shall suffice for purposes of this Section. The provisions of this Section shall not apply at any time while Tenant is a corporation whose shares are traded on any nationally recognized stock exchange.

40.3.Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

40.4.The terms of this Lease are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included herein, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.

40.5.Upon the request of either Landlord or Tenant, the parties shall execute a document in recordable form containing only such information as is necessary to constitute a Notice of Lease under Massachusetts law. All costs of preparing and recording such notice shall be borne by the requesting party. Simultaneously with the execution of any Notice of Lease as provided above, Tenant shall execute a recordable termination of such Notice of Lease (the “Lease Termination Notice”), which Lease Termination Notice shall be held in escrow by Landlord and, upon written notice to Tenant, may be released from escrow and recorded by Landlord after the expiration or earlier termination of this Lease. Neither party shall record this Lease.

40.6.Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” mean “‘include,’ etc., without limitation.” The word “shall” is mandatory and the word “may” is permissive. The word “business day” means a calendar day other than any national or local holiday on which federal government agencies in the County of Middlesex are closed for business, or any weekend. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease. Landlord and Tenant have each participated in the drafting and negotiation of this Lease, and the language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

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40.7.Except as otherwise expressly set forth in this Lease, each party shall pay its own costs and expenses incurred in connection with this Lease and such party’s performance under this Lease; provided that, if either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising from or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed). In addition, and in connection with any bankruptcy of Tenant or Landlord’s good faith belief of any impending bankruptcy of Tenant, Landlord shall, upon demand, be entitled to all reasonable attorneys’ fees and all other reasonable costs incurred in the preparation and service of any notice or demand hereunder, regardless of whether a legal action is subsequently commenced, or incurred in connection with any contested matter or other proceeding in bankruptcy court concerning this Lease.

40.8.Time is of the essence with respect to the performance of every provision of this Lease.

40.9.Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

40.10.Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord.

40.11.Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

40.12.Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

40.13.Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors and assigns. This Lease is for the sole benefit of the parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Lease shall give or be construed to give any other person or entity any legal or equitable rights. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

40.14.This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

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40.15.Tenant guarantees, warrants and represents that the individual or individuals signing this Lease have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

40.16.This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

40.17.No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.

40.18.No waiver of any term, covenant or condition of this Lease shall be binding upon Landlord unless executed in writing by Landlord. The waiver by Landlord of any breach or default of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Lease.

40.19.To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising from or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

41.Rooftop Installation Area.

41.1.Tenant may use those portions of the Building that may be designated by Landlord, in Landlord’s sole discretion, as a “Rooftop Installation Area” (the “Rooftop Installation Area”) solely to operate, maintain, repair and replace rooftop antennae, mechanical equipment, communications antennas and other equipment installed by Tenant in the Rooftop Installation Area in accordance with this Article (“Tenant’s Rooftop Equipment”). Tenant’s Rooftop Equipment shall be only for Tenant’s use of the Premises for the Permitted Use.

41.2.Tenant shall install Tenant’s Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, and in accordance with this Article and the applicable provisions of this Lease regarding Alterations. Tenant’s Rooftop Equipment and the installation thereof shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Among other reasons, Landlord may withhold approval if the installation or operation of Tenant’s Rooftop Equipment could reasonably be expected to damage the structural integrity of the Building or to transmit vibrations or noise or cause other adverse effects beyond the Premises to an extent not customary in first class laboratory buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion to avoid any such damage or transmission.

41.3.Tenant shall comply with any roof or roof-related warranties. Tenant shall obtain a letter from Landlord’s roofing contractor within thirty (30) days after completion of any Tenant work on the rooftop stating that such work did not affect any such warranties. Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area at least annually, and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof caused by the

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installation or operation of Tenant’s Rooftop Equipment. Tenant shall not permit the installation, maintenance or operation of Tenant’s Rooftop Equipment to violate any Applicable Laws or constitute a nuisance. Tenant shall pay Landlord within thirty (30) days after demand (a) all applicable taxes, charges, fees or impositions imposed on Landlord by Governmental Authorities as the result of Tenant’s use of the Rooftop Installation Areas in excess of those for which Landlord would otherwise be responsible for the use or installation of Tenant’s Rooftop Equipment and (b) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Tenant’s Rooftop Equipment. Upon Tenant’s written request to Landlord, Landlord shall use commercially reasonable efforts to cause other tenants to remedy any interference in the operation of Tenant’s Rooftop Equipment caused by any such tenants’ equipment installed after the applicable piece of Tenant’s Rooftop Equipment; provided, however, that Landlord shall not be required to request that such tenants waive their rights under their respective leases.

41.4.If Tenant’s Equipment (a) causes physical damage to the structural integrity of the Building, (b) interferes with any telecommunications, mechanical or other systems located at or near or servicing the Building or the Project that were installed prior to the installation of Tenant’s Rooftop Equipment, (c) interferes with any other service provided to other tenants in the Building or the Project by rooftop or penthouse installations that were installed prior to the installation of Tenant’s Rooftop Equipment or (d) interferes with any other tenants’ business, in each case in excess of that permissible under Federal Communications Commission regulations, then Tenant shall cooperate with Landlord to determine the source of the damage or interference and promptly repair such damage and eliminate such interference, in each case at Tenant’s sole cost and expense, within ten (10) days after receipt of notice of such damage or interference (which notice may be oral; provided that Landlord also delivers to Tenant written notice of such damage or interference within twenty-four (24) hours after providing oral notice).

41.5.Landlord reserves the right to cause Tenant to relocate Tenant’s Rooftop Equipment to comparably functional space on the roof or in the penthouse of the Building by giving Tenant prior written notice thereof. Landlord agrees to pay the reasonable costs thereof. Tenant shall arrange for the relocation of Tenant’s Rooftop Equipment within sixty (60) days after receipt of Landlord’s notification of such relocation. In the event Tenant fails to arrange for relocation within such sixty (60)-day period, Landlord shall have the right to arrange for the relocation of Tenant’s Rooftop Equipment in a manner that does not unnecessarily interrupt or interfere with Tenant’s use of the Premises for the Permitted Use.

42.Option to Extend Term. Tenant shall have one (1) option (the “Option”) to extend the Term by five (5) years as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. Any extension of the Term pursuant to the Option shall be on all the same terms and conditions as this Lease, except as follows:

42.1.Base Rent at the commencement of the Option term shall equal the greater of (a) the then-current Base Rent and (b) the then-current fair market value for comparable office space in the East Cambridge submarket of comparable age, quality, level of finish and proximity to amenities and public transit, and containing the systems and improvements present in the Premises as of the date that Tenant gives Landlord written notice of Tenant’s election to exercise the Option, taking into account all relevant factors, including any market escalations (“FMV”). Tenant may, no more than fifteen (15) months prior to the date the Term is then scheduled to expire, request

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Landlord’s estimate of the FMV for the Option term. Landlord shall, within fifteen (15) days after receipt of such request, give Tenant a written proposal of such FMV. If Tenant gives written notice to exercise the Option, such notice shall specify whether Tenant accepts Landlord’s proposed estimate of FMV. If Tenant does not accept the FMV, then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors, including (u) the size of the Premises, (v) the length of the Option term, (w) rent in comparable buildings in the relevant market, including concessions offered to new tenants, such as free rent, tenant improvement allowances and moving allowances, (x) Tenant’s creditworthiness, (y) the quality and location of the Building and the Project and (z) brokers’ commissions or the absence thereof payable by Landlord. In the event that the parties are unable to agree upon the FMV within thirty (30) days after Tenant notifies Landlord that Tenant is exercising the Option, then either party may request that the same be determined as follows: a senior officer of a nationally recognized leasing brokerage firm with local knowledge of the Cambridge laboratory/research and development leasing market (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the local chapter of the Judicial Arbitration and Mediation Services or any successor organization thereto (the “JAMS”). The Baseball Arbitrator selected by the parties or designated by JAMS shall (y) have at least ten (10) years’ experience in the leasing of laboratory/research and development space in the Cambridge, Massachusetts market and (z) not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto. Each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party its determination of the FMV. The Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the actual FMV. The arbitrator may not select any other FMV for the Premises other than one submitted by Landlord or Tenant. The FMV selected by the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basis for determination of Base Rent payable for the Option term. If, as of the commencement date of the Option term, the amount of Base Rent payable during the Option term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current Term. After the final determination of Base Rent payable for the Option term, the parties shall promptly execute a written amendment to this Lease specifying the amount of Base Rent to be paid during the Option term. Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section.

42.2.The Option is not assignable separate and apart from this Lease.

42.3.The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least twelve (12) months prior to the end of the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of the Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise the Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of the Option after the date provided for in this Section.

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42.4.Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise the Option:

(a)During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default; or

(b)At any time after any Default as described in Article 31 of the Lease that gives rise to a right of Landlord to terminate this Lease (provided, however, that, for purposes of this Section 42.4(b), Landlord shall not be required to provide Tenant with notice of such Default) and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or

(c)In the event that Tenant (i) has failed to pay Base Rent when due two (2) or more times during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise the Option or (ii) two (2) or more Defaults have occurred in such 12-month period, whether or not Tenant has cured such Defaults.

42.5.The period of time within which Tenant may exercise the Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as a sealed Massachusetts instrument as of the date first above written.

LANDLORD:

BMR-HAMPSHIRE LLC,
a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, General Counsel & Secretary

TENANT:

EPIZYME, INC.,
a Delaware corporation

By:
Name:
Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Lease as a sealed Massachusetts instrument as of the date first above written.

LANDLORD:

BMR-HAMPSHIRE LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

EPIZYME, INC.,
a Delaware corporation

By:	/s/ Robert Bazemore, Jr
Name:	Robert Bazemore, Jr
Title:	President

EXHIBIT A

PREMISES

[See Attached]

A-1

© Copyright PFB Consulting Design Advising

Legend

Tenant storage area

8/14/2019 8:55:00 PM

BioMed Realty
Discover here.

prepared by PFB Consulting·Design·Advising

Premises Plans - Suite 600

50 Hampshire Street

Cambridge, MA

Level L3

14 August 2019

Legend Tenant storage area BioMed Realty Discover here. Prepared by PFB Consulting Design Advising Premises Plans – Suite 600 50 Hampshire Street Level L3 Cambridge, MA 14 August 2019

Legend

Tenant Premises

Premises Plans - Suite 600

50 Hampshire Street

Cambridge, MA

Level L6

14 August 2019

BioMed Realty
Discover here.

prepared by PFB Consulting-Design-Advisory

8/14/2019 8:55:01 PM

Legend Tenant storage area BioMed Realty Discover here. Prepared by PFB Consulting Design Advising Premises Plans – Suite 600 50 Hampshire Street Level L6 Cambridge, MA 14 August 2019

EXHIBIT B

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the 1ST day of,       2019, by and between BMR-HAMPSHIRE LLC, a Delaware limited liability company (“Landlord”), and EPIZYME, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of October 1, 2019 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 50 Hampshire Street, Cambridge, Massachusetts. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1.General Requirements.

1.1.Authorized Representatives.

(a)Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Edward McDonald as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b)Tenant designates Robert Bazemore (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2.Schedule. The schedule for design and development of the Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant (the “Schedule”). The Schedule shall provide reasonable timeframes for the completion of the Tenant Improvements. As soon as the Schedule is completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Schedule shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within the time required in this Section shall be deemed approval by Landlord. If Landlord disapproves the Schedule, then Landlord shall notify Tenant in writing of its objections to such Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Schedule. The Schedule shall be subject to adjustment for Force Majeure or as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

B-1

1.3.Tenant’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Landlord may refuse to use any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony. All Tenant contracts related to the Tenant Improvements shall provide that Tenant may assign such contracts and any warranties with respect to the Tenant Improvements to Landlord at any time.

2.Tenant Improvements. All Tenant Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the TI Allowance and in accordance with the Approved Plans (as defined below), the Lease and this Work Letter. To the extent that the total projected cost of the Tenant Improvements (as projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay the costs of the Tenant Improvements on a pari passu basis with Landlord as such costs become due, in the proportion of Excess TI Costs payable by Tenant to the TI Allowance payable by Landlord. If the cost of the Tenant Improvements (as projected by Landlord) increases over Landlord’s initial projection, then Landlord may notify Tenant and Tenant shall pay any additional Excess TI Costs with Landlord in the same way that Tenant deposited the initial Excess TI Costs. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Tenant or its contractors as the Tenant Improvements shall be new or “like new;” the Tenant Improvements shall be performed in a first-class, workmanlike manner; and the quality of the Tenant Improvements shall be of a nature and character not less than the Building Standard. Tenant shall take, and shall require its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage. All Tenant Improvements shall be performed in accordance with Article 17 of the Lease; provided that, notwithstanding anything in the Lease or this Work Letter to the contrary, in the event of a conflict between this Work Letter and Article 17 of the Lease, the terms of this Work Letter shall govern.

2.1.Work Plans. Tenant shall prepare and submit to Landlord for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request. Landlord shall notify Tenant in writing within ten (10) business days after receipt of the Draft Schematic Plans whether Landlord approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. Landlord’s failure to respond within the time required in this Section shall be deemed approval by Landlord. If Landlord reasonably objects to the Draft Schematic Plans, then Tenant shall revise the Draft Schematic Plans and cause Landlord’s objections to be remedied in the revised Draft Schematic Plans. Tenant shall then resubmit the revised Draft Schematic Plans to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall notify Tenant in writing within five (5) business days after receipt of the revised Draft Schematic Plans whether Landlord approves or objects to the revised Draft

B-2

Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. Landlord’s failure to respond within such five (5) business day period shall be deemed approval by Landlord. Landlord’s approval of or objection to revised Draft Schematic Plans and Tenant’s correction of the same shall be in accordance with this Section until Landlord has approved the Draft Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic Plans that is approved or deemed approved by Landlord without objection shall be referred to herein as the “Approved Schematic Plans.”

2.2.Construction Plans. Tenant shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Construction Plans shall be submitted by Tenant to Landlord in electronic pdf, CADD and full-size hard copy formats, and shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If the Construction Plans are disapproved by Landlord, then Landlord shall notify Tenant in writing of its reasonable objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. The Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved Plans.”

2.3.Changes to the Tenant Improvements. Any changes to the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

(a)Change Request. Tenant may request Changes after Landlord approves the Approved Plans by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then Tenant shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change. Change Requests shall be signed by the requesting party’s Authorized Representative.

(b)Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

B-3

2.4.Preparation of Estimates. Tenant shall, before proceeding with any Change, using its best efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Change Request to Landlord or receipt of a Change Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate of such Change’s effects on the Schedule. Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Tenant-initiated Change Request, approve or reject such Change Request in writing, or (b) in the case of a Landlord- initiated Change Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-initiated Change Request.

2.5.Quality Control Program; Coordination. Tenant shall provide Landlord with information regarding the following (together, the “QCP”): (a) Tenant’s general contractor’s quality control program and (b) evidence of subsequent monitoring and action plans. The QCP shall be subject to Landlord’s reasonable review and approval and shall specifically address the Tenant Improvements. Tenant shall ensure that the QCP is regularly implemented on a scheduled basis and shall provide Landlord with reasonable prior notice and access to attend all inspections and meetings between Tenant and its general contractor. At the conclusion of the Tenant Improvements, Tenant shall deliver the quality control log to Landlord, which shall include all records of quality control meetings and testing and of inspections held in the field, including inspections relating to concrete, steel roofing, piping pressure testing and system commissioning.

3.Completion of Tenant Improvements. Tenant, at its sole cost and expense (except for the TI Allowance, shall perform and complete the Tenant Improvements in all respects (a) in substantial conformance with the Approved Plans, (b) otherwise in compliance with provisions of the Lease and this Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises. The Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord (t) evidence satisfactory to Landlord that (i) all Tenant Improvements have been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens, each in a form reasonably acceptable to Landlord and complying with Applicable Laws, and a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor, together with a statutory notice of substantial completion from the general contractor), (ii) all Tenant Improvements have been accepted by Landlord, (iii) any and all liens related to the Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to the Tenant Improvements are outstanding, (u) all certifications and approvals with respect to the Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises (including a certificate of occupancy for the Premises for the Permitted Use, which may be a temporary certificate of occupancy, provided that Tenant shall remain obligated to obtain a permanent certificate of occupancy), (v) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (w) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in accordance with the Approved Plans, (x) complete “as built” drawing print sets, project specifications and shop drawings and electronic CADD files on disc (showing the Tenant Improvements as an overlay on the Building “as built” plans

B-4

(provided that Landlord provides the Building “as-built” plans provided to Tenant) of all contract documents for work performed by their architect and engineers in relation to the Tenant Improvements, (y) a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems (which report Landlord may hire a licensed, qualified commissioning agent to peer review, and whose reasonable recommendations Tenant’s commissioning agent shall perform and incorporate into a revised report) and (z) such other “close out” materials as Landlord reasonably requests consistent with Landlord’s own requirements for its contractors, such as copies of manufacturers’ warranties, operation and maintenance manuals and the like.

4.Insurance.

4.1.Property Insurance. At all times during the period beginning with commencement of construction of the Tenant Improvements and ending with final completion of the Tenant Improvements, Tenant shall maintain, or cause to be maintained (in addition to the insurance required of Tenant pursuant to the Lease), property insurance coverage with respect to the general contractor’s and any subcontractors’ machinery, tools and equipment shall be carried on a primary basis by such general contractor or the applicable subcontractor(s). Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance. Such property insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and the Landlord Parties, and shall name Landlord and its affiliates as loss payees as their interests may appear.

4.2.Workers’ Compensation Insurance. At all times during the period of construction of the Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.

4.3.[Intentionally Omitted]

5.Liability. Subject to Section 23.7 of the Lease, Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the Tenant Improvements. Tenant agrees to Indemnify the Landlord Indemnitees from and against all Claims due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Work Letter shall be deemed to Indemnify Landlord from or against liability to the extent caused by Landlord’s negligence or willful misconduct. Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

B-5

6.TI Allowance.

6.1.Application of TI Allowance. Landlord shall contribute the TI Allowance toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with Article 4 of the Lease. If the entire TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then after the expiration of the TI Deadline Tenant shall be entitled to a credit against Base Rent of such unused portion of the TI Allowance. Tenant may apply the TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Lease.

6.2.Approval of Budget for the Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Tenant Improvements (the “Approved Budget”). Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with the Tenant Improvements as they become due. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the Tenant Improvements that exceed the amount of the TI Allowance. Landlord shall not unreasonably withhold, condition or delay its approval of any budget for Tenant Improvements that is proposed by Tenant. If Landlord fails to approve or disapprove a proposed budget within ten (10) business days after submission to Landlord by Tenant, then such budget shall be deemed the Approved Budget.

6.3.Fund Requests. Upon submission by Tenant to Landlord as of or prior to the TI Deadline of (a) a statement (a “Fund Request”) setting forth the total amount of the TI Allowance requested, (b) a summary of the Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect,

(c) invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the TI Allowance then being requested, and (d) except with respect to the final Fund Request, conditional lien releases from the general contractor and each subcontractor and material supplier with respect to the Tenant Improvements performed that correspond to the Fund Request, each in a form acceptable to Landlord and complying with Applicable Laws, then Landlord shall, within thirty (30) days following receipt by Landlord of a Fund Request and the accompanying materials required by this Section, pay to Tenant (for reimbursement for payments made by Tenant to such contractors, subcontractors or material suppliers either prior to Landlord’s approval of the Approved TI Budget or as a result of Tenant’s decision to pay for the Tenant Improvements itself and later seek reimbursement from Landlord in the form of one lump sum payment in accordance with the Lease and this Work Letter), the amount of Tenant Improvement costs set forth in such Fund Request or Landlord’s pari passu share thereof if Excess TI Costs exist based on the Approved Budget; provided, however, that Landlord shall not be obligated to make any payments under this Section until the budget for the Tenant Improvements is approved in accordance with Section 6.2, and any Fund Request under this Section shall be submitted as of or prior to the TI Deadline and shall be subject to the payment limits set forth in Section 6.2 above and Article 4 of the Lease. Notwithstanding anything in this Section to the contrary, Tenant shall not submit a Fund Request after the TI Deadline or more often than every thirty (30) days (except with respect to a last request before the TI Deadline). Any additional Fund Requests submitted by Tenant after the TI Deadline or more often than every thirty (30) days shall be void and of no force or effect.

B-6

6.4.Accrual Information. In addition to the other requirements of this Section 6, Tenant shall, no later than the five (5) business days after Landlord’s written requests from time to time prior to the completion of the Tenant Improvements, provide Landlord with a written summary of all work performed by Tenant or its agents, employees or contractors for which a Fund Request has not yet been issued to Landlord, including the following: the amount that Tenant will seek from Landlord related to such work and the dates on which such work was performed. Such information shall be provided to Landlord within ten (10) business days after Landlord’s request therefor.

7.Miscellaneous.

7.1.Incorporation of Lease Provisions. Sections 40.6 through 40.19 of the Lease are incorporated into this Work Letter by reference, and shall apply to this Work Letter in the same way that they apply to the Lease.

7.2.General. Except as otherwise set forth in the Lease or this Work Letter, this Work Letter shall not apply to improvements performed in any additional premises added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless the Lease or any amendment or supplement to the Lease expressly provides that such additional premises are to be delivered to Tenant in the same condition as the initial Premises.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

B-7

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as a sealed Massachusetts instrument to be effective on the date first above written.

LANDLORD:

BMR-HAMPSHIRE LLC,

a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, General Counsel & Secretary

TENANT:

EPIZYME, INC.,

a Delaware corporation

By:
Name:
Title:	President

B-8

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as a sealed Massachusetts instrument to be effective on the date first above written.

LANDLORD:

BMR-HAMPSHIRE LLC,

a Delaware limited liability company

By:
Name:
Title:

TENANT:

EPIZYME, INC.,

a Delaware corporation

By:	/s/ Robert Bazemore, Jr.
Name:	Robert Bazemore, Jr.
Title:	President

B-9

EXHIBIT B-1

TENANT WORK INSURANCE SCHEDULE

Tenant shall be responsible for requiring all of Tenant contractors doing construction or renovation work to purchase and maintain such insurance as shall protect it from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work is completed by Tenant or by any Tenant contractors or by any person directly or indirectly employed by Tenant or any Tenant contractors, or by any person for whose acts Tenant or any Tenant contractors may be liable:

1.Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Tenant Work to be performed.

2.Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer’s liability law.

3.Claims for damages because of bodily injury, or death of any person other than Tenant’s or any Tenant contractors’ employees.

4.Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by Tenant or any Tenant contractors or (b) by any other person.

5.Claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

6.Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

Tenant contractors’ Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage if such Tenant Work involves any underground work), elevators, independent contractors, products and completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.

B-1-1

Tenant contractors’ Commercial General, Automobile, Employers and Umbrella Liability Insurance shall be written for not less than limits of liability as follows:

a. Commercial General Liability:	Commercially reasonable amounts, but in any event no less than $1,000,000 per occurrence and $2,000,000 general aggregate, with $2,000,000 products and completed operations aggregate.

Bodily Injury and Property Damage

b. Commercial Automobile Liability:	$1,000,000 per accident

Bodily Injury and Property Damage

c. Employer’s Liability:

Each Accident	$1,000,000

Disease – Policy Limit	$1,000,000

Disease – Each Employee	$1,000,000

d. Umbrella Liability:	Commercially reasonable amounts (excess of coverages a, b and c above), but in any event no less than $5,000,000 per occurrence / aggregate.

Bodily Injury and Property Damage

e. Workers’ Compensation	As required by Applicable Laws

All subcontractors for Tenant contractors shall carry the same coverages and limits as specified above, unless different limits are reasonably approved by Landlord. The foregoing policies shall contain a provision that coverages afforded under the policies shall not be canceled or not renewed until at least thirty (30) days’ prior written notice has been given to the Landlord. Certificates of insurance including required endorsements showing such coverages to be in force shall be filed with Landlord prior to the commencement of any Tenant Work and prior to each renewal. Coverage for completed operations must be maintained for the lesser of ten (10) years and the applicable statue of repose following completion of the Tenant Work, and certificates evidencing this coverage must be provided to Landlord. The minimum A.M. Best’s rating of each insurer shall be A- VII. The Landlord Parties shall be named as an additional insureds under Tenant contractors’ Commercial General Liability, Commercial Automobile Liability, Umbrella Liability and, to the extent required by the Lease, the Work Letter or this Exhibit, Pollution Legal Liability Insurance policies as respects liability arising from work or operations performed, or ownership, maintenance or use of any autos, by or on behalf of such contractors. Each contractor and its insurers shall provide waivers of subrogation with respect to all insurance required by the Lease, the Work Letter or this Exhibit.

B-1-2

If any contractor’s work involves the handling or removal of asbestos, lead or other Hazardous Materials (as determined by Landlord in its sole and absolute discretion), such contractor shall also carry Pollution Legal Liability insurance. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage, including physical injury to or destruction of tangible property (including the resulting loss of use thereof), clean-up costs and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the Term Commencement Date, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate.

B-1-3

EXHIBIT C

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE

AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [ ], 20[ ], with reference to that certain Lease (the “Lease”) dated as of [ ], 2019, by EPIZYME, INC., a Delaware corporation (“Tenant”), in favor of BMR-HAMPSHIRE LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1.Tenant accepted possession of the Premises for construction of improvements or the installation of personal or other property on [ ], 20[ ]. Tenant first occupied the Premises for the Permitted Use on [ ], 20[ ].

2.The Premises are in good order, condition and repair.

3.The Tenant Improvements are Substantially Complete.

4.To Tenant’s knowledge, all conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

5.In accordance with the provisions of Article 4 of the Lease, the Term Commencement Date is [December 1, 2019], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [March 31, 2027].

6.The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [ ]].

7.To Tenant’s knowledge, Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant, except [ ].

C-1

8.The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [April 1, 2020], with Base Rent payable on the dates and amounts set forth in the chart below:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Rent Commencement Date- the day immediately prior to the first anniversary of the Rent Commencement Date	33,525	$75.00 annually	$209,531.25	$2,514,375
[ ]/[ ]	33,525	[ ]	[ ]	[ ]
[ ]/[ ]	33,525	[ ]	[ ]	[ ]
[ ]/[ ]	33,525	[ ]	[ ]	[ ]
[ ]/[ ]	33,525	[ ]	[ ]	[ ]
[ ]/[ ]	33,525	[ ]	[ ]	[ ]
[ ]/[ ]	33,525	[ ]	[ ]	[ ]

9.The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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C-2

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

EPIZYME, INC.,

a Delaware corporation

By:
Name:
Title:

C-3

EXHIBIT D

FORM OF LETTER OF CREDIT

[See Attached]

D-1

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

BMR-HAMPSHIRE LLC

17190 BERNARDO CENTER DRIVE

SAN DIEGO, CA 92128

ATTN: LEGAL DEPARTMENT

APPLICANT:

AMOUNT:	US$1,257,187.50 ( AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:

PLACE OF EXPIRATION:	ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH IN FAVOR OF THE BENEFICIARY OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF (THE “L/C”) AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENTATION (THE DRAWING DOCUMENTATION”):

(A) A SIGHT DRAFT IN THE FORM OF EXHIBIT A, WITH BLANKS FILLED IN AND BRACKETED ITEMS PROVIDED AS APPROPRIATE.

NO OTHER EVIDENCE OF AUTHORITY, CERTIFICATE, OR DOCUMENTATION IS REQUIRED.

DRAWING DOCUMENTATION MUST BE PRESENTED AT ISSUER’S OFFICE AT 3003 TASMAN DRIVE, SANTA CLARA, CA 95054 ON OR BEFORE THE EXPIRATION DATE BY PERSONAL PRESENTATION, COURIER, MESSENGER SERVICE, OR FACSIMILE. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) --- ---- OR (408) --- ----, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE

{A06211341.15} ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(S)	D-2	DATE

SVB Confidential

AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST. IN CASE OF FACSIMILE DRAWING, THE ORIGINAL DOCUMENTS ARE NOT REQUIRED FOR PRESENTATION.

WE AUTHORIZE BENEFICIARY TO DRAW ON US (THE “ISSUER”) FOR THE ACCOUNT OF

(THE “APPLICANT”), UNDER THE TERMS AND CONDITIONS OF THIS L/C.

WE AGREE, IRREVOCABLY, AND IRRESPECTIVE OF ANY CLAIM BY THE APPLICANT, TO HONOR DRAFTS DRAWN UNDER AND IN CONFORMITY WITH THIS L/C, WITHIN THE MAXIMUM AVAILABLE AMOUNT OF THIS L/C, PRESENTED TO US ON OR BEFORE THE EXPIRATION DATE.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENT, CONDITION OR QUALIFICATION. OUR OBLIGATION UNDER THIS LETTER OF CREDIT SHALL BE OUR INDIVIDUAL OBLIGATION AND IS IN NO WAY CONTINGENT UPON THE REIMBURSEMENT WITH RESPECT THERETO, OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST OR ANY OTHER REIMBURSEMENT.

IF BENEFICIARY PRESENTS PROPER DRAWING DOCUMENTATION TO US ON OR BEFORE THE EXPIRATION DATE, THEN WE SHALL PAY UNDER THIS L/C AT OR BEFORE THE FOLLOWING TIME (THE “PAYMENT DEADLINE”): (A) IF PRESENTMENT IS MADE AT OR BEFORE NOON CALIFORNIA TIME OF ANY BANKING DAY, THEN THE CLOSE OF THE NEXT BANKING DAY; AND (B) OTHERWISE, THE CLOSE OF THE SECOND BANKING DAY. IF WE DETERMINE THAT DRAWING DOCUMENTATION IS NOT PROPER, THEN WE SHALL SO ADVISE BENEFICIARY IN WRITING, SPECIFYING ALL GROUNDS FOR OUR DETERMINATION, WITHIN ONE BANKING DAY AFTER THE PAYMENT DEADLINE. AS USED IN THIS LETTER OF CREDIT, "BANKING DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE INTO THE VALIDITY OF OR BASIS FOR ANY DRAW UNDER THIS L/C OR ANY DRAWING DOCUMENTATION.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND August 31, 2027. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGHT DRAFT IN THE FORM OF EXHIBIT A ATTACHED HERETO.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(S)	D-3	DATE

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THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT B DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

ANY NOTICE TO BENEFICIARY SHALL BE IN WRITING AND DELIVERED BY HAND WITH RECEIPT ACKNOWLEDGED OR BY OVERNIGHT DELIVERY SERVICE SUCH AS FEDEX OR UPS (WITH PROOF OF DELIVERY) AT THE ABOVE ADDRESS, OR SUCH OTHER ADDRESS AS BENEFICIARY MAY SPECIFY BY WRITTEN NOTICE TO ISSUER.

NO AMENDMENT THAT ADVERSELY AFFECTS BENEFICIARY SHALL BE EFFECTIVE WITHOUT BENEFICIARY’S WRITTEN CONSENT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(S)	D-4	DATE

SVB Confidential

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A

SIGHT DRAFT

DATE		REF.NO.

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF US$
U.S. DOLLARS

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF DATED , 20 ”

TO	SILICON VALLEY BANK	[INSERT NAME OF BENEFICIARY]
3003 TASMAN DRIVE
	SANTA CLARA, CA 95054	Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATEINSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.
2.	REF. NO.INSERT YOUR REFERENCE NUMBER IF ANY.
3.	PAY TO THE ORDER OF:INSERT NAME OF BENEFICIARY
4.	US$INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.
5.	U.S. DOLLARSINSERT AMOUNT OF DRAWING IN WORDS.
6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.	DATEDINSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(S)	D-5	DATE

SVB Confidential

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT B

FORM OF TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054	NO. ISSUED BY
	ATTN: GLOBAL TRADE FINANCE	SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

APPLICANT’S SIGNATURE(S)	D-6	DATE

SVB Confidential

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

APPLICANT’S SIGNATURE(S)	D-7	DATE

SVB Confidential

EXHIBIT E

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1.No Tenant Party shall encumber or obstruct the common entrances, lobbies, elevators, sidewalks and stairways of the Building(s) or the Project or use them for any purposes other than ingress or egress to and from the Building(s) or the Project.

2.Except as specifically provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building(s) without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

3.If Landlord objects in writing to any curtains, blinds, shades, screens, hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, and (a) such window, door or windowsill is visible from the exterior of the Premises and (b) such curtain, blind, shade, screen, hanging plant or other object is not included in plans approved by Landlord, then Tenant shall promptly remove such curtains, blinds, shades, screens, hanging plants or other similar objects at its sole cost and expense.

4.Deliveries shall be made no earlier than 7 a.m. and no later than 6 p.m. and are subject to local municipal noise ordinances. No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project. Movement of furniture, office equipment or any other large or bulky material(s) through the Common Area shall be restricted to such hours as Landlord may designate and shall be subject to reasonable restrictions that Landlord may impose.

5.Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) is allowed by Applicable Laws. Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building(s) to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and the affected tenants of the Project.

6.Tenant shall not use any method of HVAC other than that approved in writing by Landlord or present at the Project and serving the Premises as of the Term Commencement Date.

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7.Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease. Tenant shall not interfere with radio, television or other digital or electronic communications at the Project or elsewhere.

8.Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited. Tenant shall cooperate with Landlord to prevent such activities by any Tenant Party.

9.Tenant shall store all of its trash and garbage in receptacles within its Premises or in receptacles designated by Landlord outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.

10.The Premises shall not be used for lodging or for any improper, immoral or objectionable purpose. No cooking shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

11.Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

12.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13.Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14.Tenant shall not modify any locks to the Premises without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay. Tenant shall furnish Landlord with copies of keys, pass cards or similar devices for locks to the Premises.

15.Tenant shall cooperate and participate in all reasonable security programs affecting the Premises.

16.Tenant shall not permit any animals in the Project, other than for service animals or for use in laboratory experiments.

17.Bicycles shall not be taken into the Building(s) (including the elevators and stairways of the Building) except into areas designated by Landlord.

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18.The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be deposited therein.

19.Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses therefor from all applicable Governmental Authorities.

20.Smoking is prohibited at the Project.

21.Use of grills of any type is prohibited at the Project.

22.The Project’s hours of operation are currently 24 hours a day seven days a week.

23.Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by Applicable Laws or Landlord (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.

24.Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis (to the extent necessary) to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Project for the purpose of providing such extermination services, unless such persons have been approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

25.If Tenant desires to use any portion of the Common Area for a Tenant-related event, Tenant must notify Landlord in writing at least thirty (30) days prior to such event on the form attached as Attachment 1 to this Exhibit, which use shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything in this Lease or the completed and executed Attachment to the contrary, Tenant shall be solely responsible for setting up and taking down any equipment or other materials required for the event, and shall promptly pick up any litter and report any property damage to Landlord related to the event. Any use of the Common Area pursuant to this Section shall be subject to the provisions of Article 28 of the Lease.

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Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease. Landlord reserves the right to make such other and reasonable additional rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Tenant shall not be obligated to adhere to such additional rules or regulations until Landlord has provided Tenant with written notice thereof. Tenant agrees to abide by these Rules and Regulations and any such additional rules and regulations issued or adopted by Landlord. Tenant shall be responsible for the observance of these Rules and Regulations by all Tenant Parties.

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ATTACHMENT 1 TO EXHIBIT E

REQUEST FOR USE OF COMMON AREA

Date of Request:

Landlord/Owner: BMR-Hampshire LLC

Tenant/Requestor: Epizyme, Inc.

Property Location: 50 Hampshire Street, Cambridge, MA

Event Description:

Proposed Plan for Security & Cleaning:

Date of Event:

Hours of Event: (to include set-up and take down):

Location at Property (see attached map):

Number of Attendees:

Open to the Public? [ ] YES [ ] NO

Food and/or Beverages? [ ] YES [ ] NO

If YES:

•	Will food be prepared on site? [ ] YES [ ] NO
•	Please describe:
•	Will alcohol be served? [ ] YES [ ] NO
•	Please describe:
•	Will attendees be charged for alcohol? [ ] YES [ ] NO
•	Is alcohol license or permit required? [ ] YES [ ] NO
•	Does caterer have alcohol license or permit: [ ] YES [ ] NO [ ] N/A

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Other Amenities (tent, booths, band, food trucks, bounce house, etc.):

Other Event Details or Special Circumstances:

The undersigned certifies that the foregoing is true, accurate and complete and he/she is duly authorized to sign and submit this request on behalf of the Tenant/Requestor named above.

[INSERT NAME OF TENANT/REQUESTOR]

By:
Name:
Title:
Date:

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EXHIBIT F

PTDM

[See Attached]

F-1

PTDM Ordinance-AMENDMENT-FINAL DECISION

Project: 50 Hampshire Street (also known as 205 Broadway)

Project Number: F-9

Applicant: Bulfinch Companies, Inc.

Contact: Robert Schlager

Address: First Needham Place, 250 First Avenue, Suite 200, Needham, MA 02194

Date of Application: 10/23/01

Decision Deadline: 12/26/01

Date of Issue: 12/14/01

This form indicates the FINAL decision of the Parking and Transportation Demand Management Planning Officer with respect to the PTDM plan submitted for the project listed above. Please review the enclosed attachments, which include Information about ongoing monitoring and reporting relative to this project.

Decision:

☐	Approve (attachment: approval letter and copy of plan)
☑	Approve with Conditions (attachment: letter of conditions and copy of plan)
☐	Deny (attachment: reason for denial and copy of plan)

/

Catherine E. Preston, AICP

PTDM Planning Officer

December 14, 2001

Robert Schlager

Bulfinch Companies, Inc.

First Needham Place, 250 First Avenue, Suite 200

Needham, MA 02194

Dear Mr. Schlager:

The attached form indicates my final decision on the Parking and Transportation Demand Management plan that was submitted for the project located at 205 Broadway, a/k/a 50-60 Hampshire Street. The final decision is an approval with conditions, reflecting changes that must be made to your plan. This letter spells out the conditions that are placed on your plan, as well as recommendations for additional TDM programs that will further improve your non-SOV mode split.

The TDM program for 50-60 Hampshire Street includes a meaningful set of measures to encourage the use of non-Single Occupant Vehicle modes, the results of which have already been seen in monitoring. You are to be commended for the steps you have already taken to limit SOV trips to this site. By incorporating all tenants into the PTDM plan, you have further illustrated your commitment to successful and effective implementation of these measures, which will help to reduce the site’s traffic and air quality impacts.

Plan Conditions

The following conditions are placed on the PTDM plan for 205 Broadway:

Much of the success of the PTDM plan has been attributable to programs implemented by Camp, Dresser and McKee (CDM), the primary tenant in 50 Hampshire Street. In order to ensure that such successes are continued through various tenancies and expanded to include the rest of the tenants in 50 and 60 Hampshire, the owner shall incorporate a full set of PTDM measures into future leases. While the owner is not required to ask current tenants without such lease requirement to Implement the same array of measures undertaken by CDM, it is anticipated that, as the leases come up for renewal, all tenants will implement an equally comprehensive program.

•

CONDITION: Future leases will include provisions to ensure that a full complement of TDM measures will be implemented such that they are available to employees of all tenants in 50 and 60 Hampshire Street. While details may differ from tenant to tenant, TDM programs under new leases must be equally comprehensive in scope to those described in the approved plan.

Additional Recommendations

In addition to the conditions listed above, I am recommending the implementation of the following additional TDM measures. If the current plan fails to reach the stated mode split goal, implementing these programs will help to achieve that goal.

•	Subsidize MBTA passes for on-site employees. These subsidies typically cover at least 50% of the cost of passes, including commuter rail passes.
•	Provide financial incentives for those who bike or walk to work.
•	Study and/or provide shuttle service, alone or with other area employers, to the Green Line.

I look forward to continuing to work with you as you Implement the elements of this plan and monitor your success. If you have any questions, please feel free to contact me by phone at 617-349-4673 or by email at cpreston@ci.cambridge.ma.us.

Sincerely
/s/ Catherine E. Preston
Catherine E. Preston, AICP
PTDM Planning Officer

cc:	Beth Rubenstein, Assistant City Manager for Community Development
Susanne Rasmussen, Director of Environmental and Transportation Planning
Susan Clippinger, Director of Traffic, Parking, and Transportation

Parking and Transportation Demand Management Plan Amendment

50 Hampshire Street

Office Development

Cambridge, Massachusetts

Prepared for	BHX, LLC, as sole trustee for 205 Broadway Realty Trust
250 First Avenue, Suite 200
Needham, MA 02194
781 707-4000

Prepared by	VHB/Vanasse Hangen Brustlin, Inc.
Transportation, Land Development, Environmental Services
101 Walnut Street
P.O. Box 9151
Watertown, Massachusetts 02272
617 924-1770

September 6, 2001

VHB	Vanasse Hang	Brustlin, Inc.

Introduction

This Parking and Transportation Demand Management Plan is a revised version of the original plan submitted by BHX, LLC on June 28, 1999 and accepted by the City of Cambridge on July 2, 1999. Per the comment letter from the City of Cambridge dated November 21, 2000, this revised plan recognizes the other tenants of 50 and 60 Hampshire Street as part of the overall PTDM commitments and includes measures for these other tenants. Where appropriate, information gathered from the June 2001 PTDM Monitoring Report is included to provide description of the activity at the 50 Hampshire Street garage.

This revised Parking and Transportation Demand Management Plan has been prepared in accordance with the Municipal Code of the City of Cambridge (Chapter 10.18), adopted on November 16, 1998. Per the ordinance, following are the project facts, projections, commitments, and certification.

Project Facts and Projections

Project Description

205 Broadway Realty Trust has constructed an approximately 180,000 square foot office building and a 221-space parking structure at 50 Hampshire Street (also known as 205 Broadway), Cambridge, Massachusetts. Access to the site is provided through a driveway on Broadway.

The project site is located along Broadway in the southeastern corner of Cambridge, Massachusetts. Land uses in the area include business, commercial, and residential uses. Regional and local vehicular access to the site is provided by a number of roadways including Broadway, Moore Street, Hampshire Street, Cambridge Street, Massachusetts Avenue, and Memorial Drive. The site area is served by MBTA bus routes (#85 and #64), and is within close proximity (approximately 0.5 miles) to the Central Square and Kendall Square T-stations.

Tenants/

Per the Parking and Transportation Demand Management ordinance, the PTDM plan must cover all companies parking in the 50 Hampshire Street parking structure. Tenants from both 50 Hampshire-Street building and the 60 Hampshire Street building utilize the parking structure at 50 Hampshire Street. The 60 Hampshire Street building predates the construction of the above building and parking facilities at 50 Hampshire Street; tenants historically used the surface parking lot formally located at 60 Hampshire Street.

VHB	Vanasse Hang	Brustlin, Inc.

The_ main tenant of the 50 Hampshire Street building is Camp Dresser & McKee, Inc. (CDM}, who relocated from their former location at Ten Cambridge Center. In addition, Atasca, a restaurant, occupies retail space on the ground floor of the building fronting on Hampshire Street. Companies occupying the additional space on the ground floor of the building do not utilize the 50 Hampshire Street parking garage. Variagenics, Inc. is the only tenant in the 60 Hampshire Streel Building and occupies all of the space in that building. At the time of this PTDM amendment, both 50 and 60 Hampshire Street are 100 percent occupied. Table l presents the square footage occupied and the number of allocated parking spaces for each tenant using the 50 Hampshire Street garage.

Table 1

Lease and Parking Space Summary

Tenant	Square Footage Occupied	Number of Parking Spaces
Camp Dresser & McKee	180,000	200[1]
Variagenics	39,014	15
Atasca	1,952	2[2]

1 Three of these spaces are subleased to Alasca.

2 Three additional specs are subleased from Camp Dresser and McKee.

Parking Supply

Before constitution of the 50 Hampshire Street building, the site contained an approximately 100-space surface parking lot that was used by the employees aria visitors of the adjacent 38,000 square foot office building at 60 Hampshire Street (205 Broadway), formerly occupied by Tofias Fleishman Shapiro. As part of the development of 50 Hampshire Street, the surface parking lot was replaced by the 180,000 square foot office building and 221 structured parking spaces. These spaces a e used solely by the employees and visitors of the 50 and 60 Hampshire Street buildings. There are limited off-site parking opportunities in the area within walking distance. On-street parking is provided for Cambridge residents only and is heavily enforced by the City; a Jew public parking garages are located in the area, but they are distant from the site.

Vehicle-Trip Generation and Distribution

As part of the PTDM monitoring effort, driveway and garage entrance/ exit counts were conducted to determine the vehicle trip generation of the companies at 50 and 60 Hampshire Street. The morning peak hour at the pick-up/dr9p-off tum out along Hampshire Street was 7:45 - 8:45 AM, when an average of ten vehicle trips were generated. The evening peak hour occurred from 4:45- 5:45 PM. During this time 16 vehicle trips were generated. The tum out also serves as a stop for the Kendall Square shuttle. The shuttle makes seven morning peak hour stops and three evening peak hour stops.

VHB	Vanasse Hang	Brustlin, Inc.

From the data collected, it was determined that the morning peak hour for the parking garage is 7:00 - 8:00 AM. During this time, 70 entering trips and 11 exiting trips were observed. Four entering and 56 exiting trips were observed during the evening peak hour, which occurred from 4:00 - 5:00 PM. These peak hour trips are summarized in Table 2.

Table 2

Vehicle-Trip Generation Summary

Time Period	Garage	Pick-up /Drop-off	Total Vehicle-Trips

Morning Peak Hour
Enter	70	10	80
Exit	11	10	21
Total	81	20	101
Evening Peak Hour
Enter	4	16	20
Exit	56	16	72
Total	60	32	92

Source: VHB Driveway counts, May 2001

It is important to note that the project was projected to generate approximately 155 morning and 155 evening peak hour trips based on ITE Trip Generation, 6th Edition’ and assuming a 60 percent vehicle mode share. Driveway counts show that actual vehicle trips fall approximately 53 percent below these estimates.

Original trip distribution estimates indicated that approximately 40 percent of the employees driving to work will arrive from the north, 30 percent will arrive via Broadway from the east, 20 percent will arrive from the west via Broadway and/or Hampshire Street, and the remaining 10 percent will arrive from the south via Windsor Street, Portland Street, and other local roadways. The place of origin of the employees at the site and their likely travel routes was estimated based on 1990 census journey-to-work data and zip code data for current CDM employees. It is assumed that these estimates are accurate and that current trips generated follow this distribution pattern.

It should be noted that the development is located in proximity to Kendall Square and the Citizens Bank building. This area provides several opportunities within walking distance for eating, banking, and minimizing errands, thus minimizing vehicle-trips during the day.

1 Insulate of Transportation Engineers (lTE), Trip Generation, ^th Edition Land Use Code 714.

VHB	Vanasse Hang	Brustlin, Inc.

Parking Utilization

Parking utilization counts indicate that the peak parking period for the 50 Hampshire Street garage occurs from 1:00 - 2:00 PM. During this time, 155 of the 221 parking spaces are utilized. This represents 67 percent peak occupuncy.

Commitments

Per the Parking and Transportation Demand Management ordinance, the PTDM plan must cover all companies parking in the 50 Hampshire Street parking structure. The building owner is committed to working with the Cambridge Office of Work Force Development and the Parking and Transportation Demand Management planning officer to implement the vehicle trip reduction measures for all applicable tenants as described below. The existing automobile mode split for the census tract 3524 (where the project is located) is 62 percent. Accordingly, consistent with City practice, the mode split goal for this project shall be 56 percent, based on a ten percent reduction from the 1990 Census data. The annual PTDM monitoring survey completed in June 2001 indicates that the overall drive alone mode share for all occupants of the 50 Hampshire Street garage is 47 percent. This is less than the drive alone target of 56 percent set by the City in the Original PTDM plan.

However, pursuant to standard City calculations, the parking provided for this project can only accommodate a 37 percent mode split. This is a result of providing less parking, which is expected to discourage SOV travel. Accordingly, although the mode split goal to which the building owner commits--and to which any enforcement may apply--under this PTDM plan remains 56 percent, the building owner understands that if the single occupant vehicle mode split exceeds 37 percent despite the reduced parking availability.in the project, then appropriate additional reasonable measures to reduce SOV levels will be implemented on a voluntary basis to reduce any neighborhood impacts.

Transportation Demand Management Plan

The owner is committed to implementing transportation demand management (TDM) strategies to minimize the number of single-occupant vehicle commuters and reduce peak hour demands to the site. The TDM plan for the site will include charging employees for parking, participation in the Charles River TMA, preferential parking for carpools and vanpools, staggered and flexible work hours, transit service information, shuttle services to the Kendall Square T-stop, ridesharing programs, bicycle amenities, and on-site employee services.

VHB	Vanasse Hang	Brustlin, Inc.

CDM currently provides a modest TDM program, including flexible work hours, and charging employees for parking to further encourage the use of alternate modes to commute to the site. Variagenics does not currently provide a TDM program. However, as indicated below the company is willing to work with the owner to institute a TDM program comparable to CDM. Each of the TDM strategies proposed by the building owner and/or the tenants of 50 or 60 Hampshire Street (CDM and Variagenics) for the new site are discussed below.

Parking Charges

Camp Dresser & McKee will continue to charge employees for parking to encourage the use of alternate modes to commute to the site. This will provide an economic disincentive to each individual employee to drive, thereby providing a strong motivation to use transit, walk, bike, or carpool.

Charles River Transportation Management Association

The Charles River Transportation Management Association (TMA), which was established in 1994, provides assistance with preparing and implementing transportation demand management programs for companies in East Cambridge and the surrounding areas. The TMA provides shuttle services between the Kendall Square and Central Square MBTA stations and participating employers, and coordinates ridematching services and a Guaranteed Ride Home (GRH) program. (GRH program is described below), among other TDM strategies. The building owner became a member of the Charles River TMA upon occupancy of the building.

Preferential Parking for Carpools and Vanpools

The building owner will provide a minimum of 22 (10 percent of total supply) preferential parking for carpoolers and vanpoolers. These spaces will be clearly signed and/or marked for ridesharers only. Ridesharers will be required to register with their employers to receive a rideshare parking space permit to display in their vehicle. The use of these spaces will be monitored periodically to ensure that they serve ridesharers only. Preferential parking spaces are currently provided per the driver/carpooler’s preference and are generally located on the basement and second levels nearest the elevator lobbies.

VHB	Vanasse Hang	Brustlin, Inc.

Alternative Work Programs

CDM and Variagenics will provide information to their employees on staggered and flexible/compressed work hours and telecommuting aimed at providing added convenience to their employees and reducing peak hour trips. Allowing some flexibility in work times sometimes allows persons to carpool or vanpool. It may also enable persons to utilize bus services because of the bus schedules. Flexible work hour programs can have a significant impact when bus services and vanpooling opportunities are fairly limited. Staggering work hours can allow people to commute to work on either side of a peak traffic period, reducing the number of vehicles entering the site during the peak hour. Compressed work-weeks and telecommuting minimize the total number of trips being made overall to the site.

Public Transportation Incentives

CDM and Variagenics will post transit service information as a means of encouraging the use of public transit. As previously mentioned, the site area is served.by MBTA bus routes (#85 and #64), and is within proximity to the Central Square and Kendall Square T-stations.

Shuttle to the Kendall Square T-Stop

As an additional incentive to use public transit, the project proponent will continue to provide a shuttle to the Kendall Square T-station. This shuttle is provided in partnership with the 210 Broadway building, and will operate between 7 AM and 11 AM and 3 PM and 7 PM. The shuttle will operate between the site and Kendall Square via Broadway. Stops are provided at the site (serving both 50 and 60 Hampshire Street and 210 Broadway) and at Kendall Square.

Ridesharing Program

Ridesharing programs are provided to encourage commuters to ride in vehicles with other commuters, rather than drive alone. The most common forms of ridesharing are carpools and vanpools. This program includes:

➢

Carpool/vanpool Incentives: Ridematching services provide an opportunity for employees to determine whether there are other commuters who share the same travel characteristics and would be available to form a carpool or vanpool. ridematching services are offered through the Charles River TMA for the benefit of all tenants. The transportation coordinator will also coordinate ridesharing services with CARAVAN for Commuters, if the TMA is not doing so Additionally, the transportation coordinator provides an area for employees to post information regarding carpools for those not interested in participating in the RideSource database.

VHB	Vanasse Hang	Brustlin, Inc.

➢

Guaranteed Ride Home Program: Guaranteed ride home programs are established to provide assurances that employees who participate in carpooling, vanpooling, bicycling, walking, or transit use will have viable and convenient travel options if work-related activity or an emergency requires that they miss their regular ride/walk home. This service is provided through the Charles River TMA with the implementation of the carpooling program, and is also made available to other users of alternative modes of transportation. These modes have been expanded to include employees who walk or bike to work, in order to provide these employees with additional flexibility in making their commute decisions. The project proponent is working with the TMA and the City to determine the most effective method to implement and operate the program, per the TMA’s general policy for providing the GRH service. Similar to other GRHs, limits on use (such as the number of times a month it can be used) have been implemented to ensure that the program serves the non-SOV commuting population and that it is viewed as an incentive for non-SOV travel.

➢

Promotional Activities: The proponent provides new tenant employees with information concerning carpooling and transit schedules. Additionally, the project proponent will host transportation information fairs annually and distribute promotional materials semiannually -to remind employees and tenants of the available ridesharing and transit commuting alternatives, as well as walking and bicycling and alternative work hour options. The City will be invited to participate in these promotional efforts.

Provision of Bicycle and Pedestrian Amenities

The project proponent provides secure, covered bicycle storage areas for their tenants employees and visitors interested in bicycling to work. The tenant provides information relative to these bicycle facilities and amenities to their employees. Bicycle racks are provided on site, and a secure storage area is provided in the building sufficient to accommodate a minimum of twenty-two bicycles (10 percent of parking supply). Showers and locker; facilities are provided within the building for employees to use. The proponent also provides short-term bicycle parking near the main entrance to the building, to accommodate visitors traveling by bicycle. This facility provides short-term storage for commuters, as well as a secure place for bicycle couriers to leave their bicycles.

The project driveway has been designed to provide a level crossing for pedestrians and to maintain adequate sight distance for both vehicles and pedestrians. Additionally, the building facade has been designed to provide adequate sight distance so that exiting vehicles can clearly see pedestrians

VHB	Vanasse Hang	Brustlin, Inc.

Designation of Transportation Coordinator

CDM and Variagenics each designate a transportation coordinator to implement and oversee the day-to-day operations of the TDM program. Those individuals will be available to provide employees with information regarding their commuting options and will coordinate program elements with the Charles River TMA. The transportation coordinators will be responsible to post alternative mode information at one or more highly visible locations in 50 Hampshire Street. The posted information will include descriptions of the various sponsored TDM programs, as well as bus and subway. schedules, and maps of local public transit routes and/or other relevant information. The information will be kept up to date, and will be supplemented by internal mailings and electronic mailings of updates or changes in any TDM programs.

Encouragement of Electric Vehicles

The project proponent will encourage the use of electric vehicles by committing to provide an electric vehicle charging stand within 60 days for each employee who requests that one be installed. The employee requesting the charging station must use an electric vehicle to commute to and from the site.

Marketing of TOM Programs

To promote all non-SOV alternatives to commuting, CDM and Variagenics will provide new employees information concerning carpooling, transit schedules, alternative work hours, walking, bicycling, etc. Additionally, the project proponent will host transportation information fairs annually and distribute promotional materials semiannually to remind employees and tenants of the available ridesharing and transit commuting alternatives, as well as walking and bicycling and alternative work hour options. The City will be invited to participate in these promotional efforts.

All information provided by The Bulfinch Companies, the Charles River TMA, or the tenant is posted within CDM break/copy rooms on employee bulletin boards. CDM and Variagenics also post commuting information on their web site. All materials provided to The Bulfinch Companies will be delivered to the proper authorities as directed.

Office of Workforce Development

The project proponent will continue to encourage tenants to work with the Cambridge Office of Workforce Development to facilitate the hiring of qualified Cambridge residents at the 50 and 60 Hampshire Street businesses. Current1y, CDM actively recruits from the Neighbors for a Better Community Inc. on a regular basis.

VHB	Vanasse Hang	Brustlin, Inc.

Monitoring and Reporting Plan

The building owner remains committed to completing an annual PTDM monitoring report. The PTDM monitoring and reporting effort will continue to include:

➢	Yearly employee surveys to determine the mode split for the project and whether the mode split commitment is being met.
➢

Driveway and parking utilization counts, to be conducted at two-year intervals. to provide additional information on the project’s trip generation. (The development has completed 2001 driveway and parking is currently in its alternate year.)

➢	A report to be filed with the City each and every year reporting yearly mode split information and alternate year driveway count information.

The initial monitoring report was completed and submitted to the City of Cambridge in July 2001, containing information from employee and parking data collected in May 2001. This report indicates that building employees achieve a 47 percent drivealone mode share meeting the commitment established in the original PTDM plan. In addition, driveway and parking utilization counts indicate that the projects trip generation is below that originally estimated.

Certification

I hereby certify that a commercial parking permit has been obtained for each parking space being used for commercial parking. None of the other existing or proposed parking spaces at this parking facility have been or will be available as commercial parking space until a commercial parking permit has been obtained.”

/s/ Robert A. Schlager

Robert A. Schlager, Member

BHX, LLC, as sole trustee for 205 Broadway Realty Trust
c/o The Bulfinch Companies

250 First Avenue, Suite 200.

Needham, Massachusetts 02494

Parking and Transportation Demand Management Plan

50 Hampshire Street
Office Development

Cambridge, Massachusetts

Prepared for	BHX, LLC, as sole trustee for 205 Broadway Realty Trust 250 First Avenue, Suite 200 Needham, MA 02194 781 707-4000

Prepared by	VHB/Vanasse Hangmen Brustlin, Inc. Transportation, Land Development, Environmental Services 101 Walnut Street P.O. Box 9151 Watertown, Massachusetts 02272 617 924-1770

June 28, 1999

VHB	Vanasse Hang	Brustlin, Inc.

Introduction

This Parking and Transportation Demand Management Plan has been prepared in accordance with the ordinance to the Municipal Code of the City of Cambridge (Chapter 10.18), adopted on November 16, 1998. Per the ordinance, following are the project facts, projections, commitments, and certification.

Project Facts and Projections

Project Description

205 Broadway Realty Trust is currently constructing an approximately 180,000 square feet office building and a 221-space parking structure at 50 Hampshire Street (aka 205 Broadway), Cambridge, Massachusetts. Access to the site will be provided through a driveway on Broadway. The building will be occupied by Camp Dresser & McKee, Inc. (CDM), who will be relocating from their current location at Ten Cambridge Center. CDM expects to house approximately 600 employees? at this new building.

The project site is located along Broadway in the southeastern corner of Cambridge, Massachusetts. Land uses in the area include business, commercial, and, residential. Regional and local vehicular access to the site is provided by a number of roadways including Broadway, Moore Street, Hampshire Street, Cambridge Street, Massachusetts Avenue, and Memorial Drive. The site area is served by MBTA bus routes (#85 and #64), and is within close proximity (approximately 0.5 miles) to the Central square and Kendall Square T-stations.

Parking Supply

Before construction of the building began, the site contained an approximately 100- space surface parking lot that was used by the employees and visitors of the adjacent 38,000 square foot office building at 60 Hampshire Street (aka 205 Broadway), formerly occupied by Tofias Fleishman Shapiro. As part of the development of 50 Hampshire Street, the surface parking lot is being replaced by the 180,000 square foot office building and 221 structured parking spaces. These spaces will be used solely by the employees and visitors of the 50 and 60 Hampshire Street buildings. There are limited off-site parking opportunities in the area within walking distance. On-street parking is provided for Cambridge residents only and is heavily enforced; a few public parking garages are located in the area, but they are distant from the site.

VHB	Vanasse Hang	Brustlin, Inc.

Project Vehicle-Trip Generation

The number of weekday daily and peak hour vehicle-trips projected to be generated by the CDM building and associated parking were estimated based on trip rates published by the Institute of Transportation Engineers (ITE) in the Trip Generation 6th Edition report using Land Use Code 714, Corporate Headquarters. These rates were then adjusted to reflect the various modes of travel to be used (private automobile, public transportation, walking/bicycling) based on 1990 census journey-to-work data. Table 1 summarizes the projected daily and morning and evening peak hour vehicle trips.

Table 1

Vehicle-Trip Generation Summary

Time Period	Total Vehicle-Trips
Average Weekday’	840

Morning Peak Hour“
Enter	145
Exit	10
Total	155
Evening Peak Hour“
Enter	20
Exit	135
Total	155

Source:	ITE, Trip Generation, 6th Edition, LUC 714, Corporate Headquarters (180 ksf), 60% vehicle-mode share
‘	Two•way traffic volumes express in vehicles per day.
“	Traffic volumes expressed in vehicles per hour.

As shown in Table 1, the project is projected to generate approximately 840 vehicle-trips (420 entering and 420 exiting) on a typical weekday. The project will generate 155 vehicle-trips (145 entering and 10 exiting) during the morning peak hour and 155 vehicle-trips (20 entering and 135 exiting) during the evening peak hour.

It should be noted that the development is located in close proximity to Kendall Square and the US Trust building. This area provides several opportunities within walking distance for eating, banking, and running errands, thus minimizing. vehicle-trips during the day.

VHB	Vanasse Hang	Brustlin, Inc.

Trip Distribution

The place of origin of the future employees at the site and their likely travel routes was estimated based on 1990 census journey-to-work data and zip code data for current CDM employees. Based on this data, it is anticipated that approximately 40 percent of the employees driving to work will arrive from the north, 30 percent will arrive via Broadway from the east, 20 percent Will arrive from the west via Broadway and/or Hampshire Street, and the remaining 10 percent will arrive from the south via Windsor Street, Portland Street, and other local roadways.

Commitments

Per the Parking and Transportation Demand Management ordinance, the project proponent is committed to working with the Cambridge Office of Work Force Development and the Parking and Transportation Demand Management planning officer to implement the vehicle trip reduction measures described below. The existing automobile mode split for the census tract 3524 (where the project is located) is 62 percent. Accordingly, consistent with City practice, the mode split goal for this project shall be 56 percent, based on a ten percent reduction from the 1990 Census data.

However, pursuant to standard City calculations, the parking provide for this project can only accommodate a 37 percent mode split. This is a result of providing less parking, which is expected to discourage SOV travel. Accordingly, although the mode split goal to which the project proponent commits--and to which any enforcement may apply--under this PTDM plan remains 56 percent, the project proponent understands that if the single occupant vehicle mode split exceeds 37 percent despite the reduced parking availability in the project, then appropriate additional reasonable measures to reduce SOV levels will be implemented on a voluntary basis .to reduce any neighborhood impacts.

Transportation Demand Management Plan

The project proponent is committed to implementing transportation demand management (TDM) strategies to minimize the number of single-occupant vehicle commuters and reduce peak hour demands to the site. The TDM plan for the site will include charging employees for parking, participation in the Charles River TMA, preferential parking for carpools and vanpools, staggered and flexible work hours, transit service information, shuttle services to the Kendall Square T-stop, ridesharing programs, bicycle amenities, and on-site employee services.

CDM currently provides a modest TDM program, including flexible work hours, and charging employees for parking to further encourage the use of alternate modes to commute to the site. Each of the TDM strategies proposed by the project proponent and/or the tenant (CDM) for the new site are discussed below.

VHB	Vanasse Hang	Brustlin, Inc.

Parking Charges

CDM will charge employees for parking to encourage the use of alternate modes to commute to the site. This will provide an economic disincentive to each individual employee to drive, thereby providing a strong motivation to use transit, walk, bike, or carpool.

Charles River Transportation Management Association

The Charles River Transportation Management Association (TMA), which was established in 1994, provides assistance with preparing and implementing transportation demand management programs for companies in East Cambridge and the surrounding areas. The TMA provides shuttle services between the Kendall Square and Central Square MBTA stations and participating employers, and coordinates ridematching services and a Guaranteed Ride Home (GRH) program (GRH program is described below), among other TDM strategies. The project proponent will join the TMA upon occupancy of the building.

Preferential Parking for Carpools and Vanpools

The project proponent will provide a minimum of twenty-two (10 percent of total supply) preferential parking for carpoolers and vanpoolers. These will be designated, convenient spaces near the entrance to the building. These spaces will be clearly signed and/or marked for ridesharers only. Ridesharers will be required to register with their employers to receive a rideshare parking space permit to display in their vehicle. The use of these spaces will be monitored periodically to ensure that they serve ridesharers only.

Alternative Work Programs

CDM will provide information to their employees on staggered and flexible/compressed work hours and telecommuting aimed at providing added convenience to their employees and reducing peak hour trips. Allowing some flexibility in work times sometimes allows persons to carpool or vanpool. it may also enable persons to utilize bus services because of the bus schedules. Flexible work hour programs Can have a significant impact when bus services and vanpooling opportunities are fairly limited. Staggering work hours can allow people to commute to work on either side of a peak traffic period, reducing the number of vehicles entering the site during the peak hour. Compressed work weeks and telecommuting minimize the total number of trips being made overall to the site.

VHB	Vanasse Hang	Brustlin, Inc.

Public Transportation Incentives

CDM will post transit service information as a means of encouraging the use of public transit. As previously mentioned, the site area is served by MBTA bus routes (#85 and #64), and is within close proximity to the Central Square and Kendall Square T-stations.

Shuttle to the Kendall Square T-Stop

As an additional incentive to use public transit, the project proponent will provide a shuttle to the Kendall Square T-station. This shuttle will either be provided by the proponent itself, or may be provided through the Charles River TMA or other service. This shuttle will be provided in partnership with the 210 Broadway building, and will operate between 7 AM and 11 AM and 3 PM and 7 PM. The shuttle will operate between the site and Kendall Square via Broadway, stops will be provided at the site (serving both 50 and 60 Hampshire Street and 210 Broadway) and at Kendall Square.

Ridesharing Program

Ridesharing programs are provided to encourage commuters to ride in vehicles with other commuters, rather than drive alone. The most common forms of ridesharing are carpools and vanpools. This program includes:

➢

Carpool/vanpool Incentives: Ridematching services provide an-opportunity for employees to determine whether there are other commuters who share the same travel characteristics and would be available to form a carpool or vanpool. Ridematching services will be offered through the Charles River TMA for the benefit of the employees housed therein. The transportation coordinator will also coordinate ridesharing services with CARAVAN for Commuters, if the TMA is not doing so. Additionally, the transportation coordinator will provide an area for employees to post information regarding carpools for those (not interested in participating in the RideSource database.

➢

Guaranteed Ride Home Program: Guaranteed ride home programs are established to provide assurances that employees who participate in carpooling, vanpooling, bicycling, walking, or transit use will have viable and convenient travel options if work-related activity or an emergency requires that they miss their regular ride/walk home. This service will be provided through the Charles River TMA with the implementation of the carpooling program, and wi11 also be made available to other users of alternative modes of transportation. These modes have been expanded to include employees who walk or bike to work, in order to provide these employees with additional flexibility in making their commute decisions. The project proponent will work with the TMA and the City to determine the most effective method to implement and operate the program, per the TMA’s general policy for providing the GRH service. It is anticipated that, similar to other GRHs, limits on use (such as the

VHB	Vanasse Hang	Brustlin, Inc.

number of times a month it can be used), etc. will be implemented to ensure that the program serves the non-SOV commuting population and that it is Viewed as an incentive for non-SOV travel.
➢

Promotional Activities: The tenant will provide their new employees information concerning carpooling and transit schedules. Additionally, the tenants will host transportation information fairs annually to remind employees and tenants of the available ridesharing and transit commuting alternatives, as well as walking and bicycling and alternative work hour options. The tenant will invite the City to participate in these promotional efforts.

Provision of Bicycle and Pedestrian Amenities

The project proponent will provide secure, covered bicycle storage areas for their employees and visitors interested in bicycling to work. The tenant will provide information relative to these bicycle facilities and amenities to their employees. Bicycle racks will be provided on site, and a secure storage area will be provided in the building sufficient to accommodate a minimum of twenty-two bicycles (10 percent of parking supply). Showers and locker facilities will be provided within the building for employees use. The proponent will also provide short-term parking near the main entrance to the building, to accommodate visitors travelling by bicycle. This facility will provide short-term storage for commuters, as well as a secure place for bicycle couriers to leave their bicycles.

The project driveway has been designed to provide a level crossing for pedestrians and to maintain adequate sight distance for both vehicles and pedestrians. Additionally, the building facade has been designed to provide adequate sight distance so that exiting vehicles can clearly see pedestrians. If it is determined that sight distance may be an issue, a warning device will be installed to inform pedestrians that a vehicle is preparing to exit the garage.

Designation of Transportation Coordinator

CDM will designate a transportation coordinator to implement and oversee the day to-day operations the TDM program. This person will be available to provide employees information regarding their commuting options and will coordinate program elements with the Charles River TMA. The transportation coordinator. will be responsible to post alternative mode information at one or more highly visible locations in 50 Hampshire Street. The posted information will include descriptions of the various sponsored TDM programs, as we as bus and subway schedules, and maps of local public transit routes and/or other relevant information. The information will be kept up to date, and will be supplemented by internal mailings and electronic mailings of updates or changes in any TDM programs.

VHB	Vanasse Hang	Brustlin, Inc.

Encouragement of Electric Vehicles

The project proponent will encourage the use of electric vehicles by committing to provide an electric vehicle charging stand within 60 days for each employee who requests that one be installed. The employee requesting the charging station must use an electric vehicle to commute to and from the site.

Marketing of TDM Programs

To promote all non-SOV alternatives to commuting, CDM will provide new employees information concerning carpooling, transit schedules, alternative work hours, walking, bicycling, etc. Additionally, the project proponent will host transportation information fairs annually to remind employees and tenants of the available ridesharing and transit commuting alternatives, as well as walking and bicycling and alternative work hour options. The City will be invited to participate in these promotional efforts.

CDM will also post commuting information on their web site and place information on commuter information bulletin boards located throughout the building.

Monitoring and Reporting Plan

The project proponent will commit to implementing a monitoring and reporting plan. This plan will include following:

➢

yearly employee surveys to determine the mode split for the project, which will be used to determine if the mode split commitment is being met. These surveys will include mode share information, as well as subjective questions to determine the employees’ attitudes regarding TDM strategies.

➢	driveway and parking utilization counts, to be conducted after one year and then every other year to provide additional information on the project’s trip generation.
➢

a report to be filed with the City on the date of issue of the certificate of occupancy for the building. One year later, and each and every year thereafter, yearly mode split information shall be reported every year on that date. In addition, driveway counts for 50 Hampshire Street shall be reported every two years, beginning one year after the certificate of occupancy is issued.

➢

if the certificate of occupancy is issued between January 1 and June 30, the monitoring shall take place between the months of September or October; if the certificate of occupancy is issued between July 1 and December 31, monitoring shall take place between the months of April and May. The timing of this monitoring shall be done in order to capture the most realistic assessment of the performance of the project possible, while giving the proponent adequate time to compile the results and report them to the City.

VHB	Vanasse Hang	Brustlin, Inc.

Certification

"I hereby certify that a commercial parking permit has been obtained for each parking space being used for commercial parking. None of the other existing or proposed parking spaces at this parking facility have been or will be available as commercial parking spaces until a commercial parking permit therefor has been obtained.

/s/ Robert A. Schlager

Robert A. Schlager, Member

BHX, LLC, as sole trustee for 205 Broadway Realty Trust

The Bulfinch Companies

250 First Avenue, Suite 200.

Needham, Massachusetts 02494

On most days, what is your present method of commuting to work?

Where is your home in relation.to Kendall Square?

How important is having access to the “T”

For those who take the "T," which line do you take?

Rate the following in order of importance

What is your current approximate door-to-door commuting time?

EXHIBIT G

TENANT’S PROPERTY

None.

G-1

EXHIBIT H

FORM OF TENANT’S ESTOPPEL CERTIFICATE

To:	BMR- HAMPSHIRE LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attention: Legal Department

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California 92128

Re:	[PREMISES ADDRESS] (the “Premises”) at 50 Hampshire Street, Cambridge, MA (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1.Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of [      ], 20[    ]. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [            ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [       ], 20[ ].

2.Tenant took possession of the Premises, currently consisting of [        ] square feet, on [     ], 20[     ], and commenced to pay rent on [       ], 20[   ]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [            ]].

3.All base rent, rent escalations and additional rent under the Lease have been paid through [            ], 20[    ]. There is no prepaid rent[, except $[            ]][, and the amount of security deposit is $[            ] [in cash][OR][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease.

4.Base rent is currently payable in the amount of $[                    ] per month.

5.Tenant is currently paying estimated payments of additional rent of $[                       ] per month on account of real estate taxes, insurance, management fees and Common Area maintenance expenses.

6.All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [                       ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

H-1

7.To Tenant’s knowledge, the Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord, except [      ]. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder [, except [                    ]].

8.Tenant has no rights or options to purchase the Property.

9.To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.

10.The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is [acquiring the Property/making a loan secured by the Property] in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], BMR-Hampshire LLC, BioMed Realty, L.P, and any mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease. Dated this [            ] day of [                ], 20[       ].

EPIZYME, INC.

a Delaware corporation

By:
Name:
Title:

H-2

EXHIBIT I

FORM OF LANDLORD’S ESTOPPEL CERTIFICATE

To: [Tenant]

Re:	[PREMISES ADDRESS] (the “Premises”) at 50 Hampshire Street, Cambridge, Massachusetts (the “Property”)

The undersigned tenant (“Landlord”) hereby certifies to you as follows:

1.[          ] (“Tenant”) is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of [          ], 2019. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [          ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [ ], 20[ ].

2.To Landlord’s knowledge, the Lease is in full force and effect, free from default and free from any event that could become a default under the Lease.

3.The Base Rent is currently payable in the amount of $[                   ], and to Landlord’s knowledge, Base Rent has been paid through [                   , 20      ].

4.The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF TENANT, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is [acquiring Tenant/making a loan to Tenant] in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], [TENANT] and any [other] mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease. Dated this [                   ] day of [                   ], 20[   ].

[          ],

a [                   ]

By:
Name:
Title:

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